UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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HOSTESS BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2020

Dear Hostess Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Hostess Brands, Inc., which will be held online, on June 4, 2020, at 10:00 a.m. local time. Due to the public health impact of the COVID-19 pandemic and to protect the health and well-being of our employees, directors and stockholders, we will hold our 2020 Annual Meeting of Stockholders in a virtual meeting format only via the Internet. As a result, stockholders will not be able to attend the Annual Meeting in person. Stockholders will be able to listen, vote, and submit questions from any remote location with Internet connectivity. Information on how to participate in the Annual Meeting can be found on page 5 of the proxy statement.

At the Annual Meeting, we will ask you to (1) vote on a proposal to amend our Second Amended and Restated Certificate of Incorporation to de-classify our Board of Directors so that all directors are elected annually; (2) vote on a proposal to amend our Second Amended and Restated Certificate of Incorporation to eliminate the super-majority requirement to approve certain amendments thereto; (3) elect Andrew P. Callahan, Gretchen R. Crist and Ioannis Skoufalos (the “Class I Directors”) and, if the amendment to our Second Amended and Restated Certificate of Incorporation to de-classify our Board is approved, Laurence Bodner, Rachel P. Cullen, Jerry D. Kaminski, C. Dean Metropoulos and Craig D. Steeneck for terms to expire at our 2021 annual meeting of stockholders; provided that, if such amendment is not approved, then the term of each Class I Director shall expire at our 2023 annual meeting of stockholders; (4) vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers for 2019 (commonly referred to as “say-on-pay”); and (5) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

We have elected to provide access to the proxy materials over the Internet, other than to those stockholders who requested a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, via your smartphone or tablet, or by mail, in accordance with the instructions included in the Proxy Statement.

On behalf of the Board of Directors, we would like to thank you for your continued interest and investment in Hostess Brands, Inc.

Sincerely,

Andrew P. Callahan

President and Chief Executive Officer

HOSTESS BRANDS, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	June 4, 2020 at 10:00 a.m. local time.

Place:	Online only at https://www.cstproxy.com/hostessbrands/2020. Stockholders will not be able to attend the Annual Meeting in person. Information on how to participate in the Annual Meeting can be found on page 5 of the proxy statement.

Items of Business:	(1)	To vote on a proposal to amend our Second Amended and Restated Certificate of Incorporation to de-classify our Board of Directors so that all directors are elected annually.

	(2)	To vote on a proposal to amend our Second Amended and Restated Certificate of Incorporation to eliminate the supermajority requirement to approve certain amendments thereto.

	(3)	To elect three Class I directors, and, if the de-classification proposal is approved, to elect five additional directors, in each case, to serve until the 2021 annual meeting of stockholders or until their successors are duly elected; provided that the term of the three Class I directors shall expire at the 2023 annual meeting of stockholders if the de-classification proposal is not approved.

	(4)	To vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers for 2019 (“say-on-pay”).

	(5)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

	(6)	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our common stock as of the close of business on April 14, 2020 will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or via your smartphone or tablet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Jolyn J. Sebree

General Counsel and Secretary

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available to stockholders on or about April 24, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be held on June 4, 2020.

This proxy statement and our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.cstproxy.com/hostessbrands/2020 and at www.hostessbrands.com under the “Investors” tab.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	June 4, 2020
Time:	10:00 a.m. local time
Location:	Online only at https://www.cstproxy.com/hostessbrands/2020. Stockholders will not be able to attend the Annual Meeting in person.
Record Date:	April 14, 2020
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A common stock and Class B common stock, voting together as a single class, is entitled to one vote.

Proposals and Voting Recommendations

	Board Recommendation	Page
Proposal 1: Amendment to De-Classify our Board of Directors	For	19
Proposal 2: Amendment to Eliminate the Supermajority Requirement	For	21
Proposal 3: Election of Directors:
Class I Directors:
Andrew P. Callahan	For	23
Gretchen R. Crist	For	23
Ioannis Skoufalos	For	23
If the De-Classification Proposal is Approved:
Laurence Bodner	For	23
Rachel P. Cullen	For	23
Jerry D. Kaminski	For	23
C. Dean Metropoulos	For	23
Craig D. Steeneck	For	23
Proposal 4: Advisory vote on compensation paid to named executive officers for 2019	For	54
Proposal 5: Ratification of our independent registered public accounting firm for 2020	For	57

Voting Methods

You can vote in one of four ways:

•	Visit www.cstproxyvote.com to vote VIA THE INTERNET

•	Vote VIA YOUR SMARTPHONE OR TABLET

•	Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL

•	Attend the meeting to vote VIA THE INTERNET

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet, smartphone or tablet, which are available 24 hours a day, seven days a week, until 6:00 p.m. Central Time on June 3, 2020. Stockholders may revoke their proxies at the times and in the manners described on page 6 of this proxy statement.

If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow for your shares to be voted. If you wish to vote at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

Information on how to participate in the Annual Meeting can be found on page 5 of the proxy statement.

HOSTESS BRANDS, INC.

7905 Quivira Road

Lenexa, Kansas 66215

2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are solicited on behalf of Hostess Brands, Inc., a Delaware corporation, by our Board of Directors (referred to as “Board” or “Board of Directors”) for use at the 2020 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held online on June 4, 2020, at 10:00 a.m. local time. Due to the public health impact of the COVID-19 pandemic and to protect the health and well-being of its employees, directors and stockholders, the Company will hold the Annual Meeting in a virtual meeting format only via the Internet site set forth below. Stockholders will not be able to attend the Annual Meeting in person. Stockholders will be able to listen, vote, and submit questions from any remote location with Internet connectivity. Information on how to participate in the Annual Meeting can be found on page  5 of this proxy statement.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2019 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2019 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are being first released on or about April 24, 2020 to all stockholders entitled to vote at the meeting.

Record Date

Stockholders of record at the close of business on April 14, 2020, which we have set as the record date, are entitled to notice of and to vote at the meeting.

Number of Outstanding Shares

On the record date, there were 123,186,308 outstanding shares of our Class A common stock, par value $0.0001 per share and 7,440,587 outstanding shares of our Class B common stock, par value $0.0001 per share.

Requirements for a Quorum

The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. The Class A common stock and the Class B common stock will vote together as one class.

Votes Required for Each Proposal

The approval of the proposal to amend our Second Amended and Restated Certificate of Incorporation to de-classify our Board of Directors so that all directors are elected annually (the “De-Classification Proposal” or “Proposal 1”) and the proposal to amend our Second Amended and Restated Certificate of Incorporation to eliminate the two-thirds requirement to approve certain amendments thereto (the “Supermajority Voting Elimination Proposal” or “Proposal 2”) will each require the affirmative vote of a majority of all outstanding shares of Class A common stock and Class B common stock.

Assuming a quorum is present, directors shall be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Therefore, if Proposal 1 is approved, the seven nominees who receive the greatest number of affirmative votes cast, and, if Proposal 1 is not approved, the three nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.

The advisory vote on the compensation of our named executive officers for 2019 (commonly referred to as a “say-on-pay” proposal) and the proposal to ratify KPMG LLP as the independent registered public accounting firm of our Company for the year ending December 31, 2020 shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Although the say-on-pay vote is non-binding, it will provide information to our Talent and Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Talent and Compensation Committee and our Board of Directors will consider when determining executive compensation for the years to come.

The vote on each matter submitted to stockholders is tabulated separately. A representative of Continental Stock Transfer and Trust Company will tabulate the votes.

Our Board’s Recommendation for Each Proposal

Our Board of Directors recommends that you vote your shares:

•	“FOR” the De-Classification Proposal;

•	“FOR” the Supermajority Voting Elimination Proposal;

•	“FOR” each of the director nominees;

•	“FOR” the say-on-pay proposal;

•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of our Company for the year ending December 31, 2020.

Voting Instructions

You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.cstproxyvote.com; via your smartphone or tablet by following the instructions on the proxy card; or sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.

If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the De-Classification Proposal, (2) “for” the Supermajority Voting Elimination Proposal, (3) “for” the election of each of the nominees for director set forth in this proxy statement, (4) “for” the non-binding advisory resolution to approve the compensation paid to our named executive officers for 2019, (5) “for” the proposal to ratify the appointment of KPMG LLP, as the independent registered public accounting firm of our Company for the year ending December 31, 2020, and (6) as the persons specified in the proxy deem advisable in their discretion on such other matters as may come before the meeting. As of the date of this proxy statement, we have received no notice of any such other matters.

If you attend the Annual Meeting, you may vote online during the Annual Meeting even if you have previously voted, and the vote you cast online during the Annual Meeting will supersede any vote previously cast.

Information about Attending the Annual Meeting Online

Due to the public health impact of the COVID-19 pandemic and to protect the health and well-being of its employees, directors and stockholders, the Company will hold the Annual Meeting in a virtual meeting format only, and stockholders will not be able to attend the Annual Meeting in person. Stockholders may participate online by logging in at https://www.cstproxy.com/hostessbrands/2020. All stockholders participating online will be in listen-only mode but will have an opportunity to submit questions and vote.

Registered stockholders will receive a Notice of Internet Availability and a proxy card from our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”). The Notice of Internet Availability and proxy card provided to registered stockholders will contain a control number that you will need to attend the Annual Meeting. If you do not have your control number, you should contact Continental Stock Transfer at the telephone number or e-mail address below.

For beneficial owners of shares held in “street name” who hold shares through a broker, bank or other nominee, you will need to contact your broker, bank or other nominee to obtain a legal proxy. After obtaining a legal proxy, beneficial owners may contact Continental Stock Transfer to obtain a control number. This is the only way beneficial owners will be able to attend the meeting.

Continental Stock Transfer’s contact information is as follows:

Telephone number: 917-728-9124

Email address: proxy@continentalstock.com

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

Proposal 1, Proposal 2, the election of directors (“Proposal 3”) and the say-on-pay proposal (“Proposal 4”) are matters considered non-routine under applicable rules. Therefore, a broker, bank, or other nominee cannot vote without your instructions on Proposals 1, 2, 3 or 4; as a result, there may be broker non-votes on Proposals 1, 2, 3 and 4. For your vote to be counted in the above proposals, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting using the voting instruction form provided by your broker, bank, or other nominee.

The ratification of appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020 (“Proposal 5”) is considered routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.

Each broker non-vote and abstention is counted for determining the presence of a quorum. The approval of the De-Classification Proposal and the Supermajority Voting Elimination Proposal will each require the affirmative vote of a majority of all outstanding shares of Class A common stock and Class B common stock.

Abstentions and broker non-votes will have the same effect as votes “against” each such proposal. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any withhold votes in the election of directors will have any effect thereon. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” the say-on pay proposal. Broker non-votes, however, do not represent votes present and entitled to vote on non-routine matters, and therefore, have no effect on the say-on-pay proposal. With respect to the proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of our Company for the year ending December 31, 2020, because they represent shares present and entitled to vote that are not voted in favor of a proposal, abstentions have the same effect as votes “against” such proposal.

Revoking Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via Internet, your smartphone or tablet or mail) bearing a later date, or by attending the meeting online and voting at the meeting. Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

We have engaged Continental Stock Transfer and Trust Company to be the election inspector. Votes cast by proxy or at the meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.

Voting Results

The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation of Proxies

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our Secretary at 7905 Quivira Road, Lenexa, Kansas 66215. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, www.hostessbrands.com under the “Investors” tab, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on February 26, 2020. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at our executive offices set forth in this proxy statement.

This proxy statement and our 2019 Annual Report to Stockholders are also available at: https://www.cstproxy.com/hostessbrands/2020.

Our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The Class A common stock of the Company is listed on the Nasdaq Capital Market (“NASDAQ”), and reports and other information on the Company can be reviewed at the office of NASDAQ.

Information Deemed Not Filed

Our 2019 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information

We were originally incorporated in Delaware on June 1, 2015 as Gores Holdings, Inc. (“Gores”), as a special purpose acquisition company (SPAC), formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On August 19, 2015, Gores consummated its initial public offering, following which its shares began trading on NASDAQ. On November 4, 2016, in a transaction referred to as the “Business Combination,” Gores acquired a controlling interest in Hostess Holdings, L.P. (“Hostess Holdings”), an entity owned indirectly by C. Dean Metropoulos and certain equity funds managed by affiliates of Apollo Global Management, LLC (the “Apollo Funds”). Hostess Holdings had acquired the Hostess® brand and certain strategic assets out of the bankruptcy liquidation proceedings of its prior owner (“Old Hostess”) free and clear of all past liabilities in April 2013 and relaunched the Hostess® brand later that year.

At the closing of the Business Combination, Gores changed its name to “Hostess Brands, Inc.” and its trading symbols on NASDAQ from “GRSH,” and “GRSHW,” to “TWNK” and “TWNKW”.

Following the Business Combination, Mr. Metropoulos and the Apollo Funds continued as stockholders and Mr. Metropoulos became Chairman of Hostess Brands, Inc. On April 19, 2017, the Apollo Funds, an entity controlled by Mr. Metropoulos and Sponsor (as defined below) completed a public offering of approximately 23.1 million shares of Class A common stock. In such offering, the Apollo Funds sold substantially all of their shares of Class A common stock.

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “we,” “us” and “our” refer to Hostess Brands, Inc. and, where appropriate, its subsidiaries. “Sponsor” refers to Gores Sponsor, LLC, a Delaware limited liability company and the principal stockholder of Gores Holdings, Inc. prior to the Business Combination. “Metropoulos Entities” refer to Mr. Metropoulos and entities controlled by him that continue to hold an equity stake in us. “Legacy Hostess Equityholders” refer to the Apollo Funds and the Metropoulos Entities, collectively.

Company Culture

At the Company, we care about both WHAT we do and HOW we do it. We are committed to providing a productive, safe, challenging, fun and rewarding work environment. We recently moved our headquarters and commercial office to spaces that provide a more collaborative, open, creative, inclusive and engaging work environment for our corporate employees and which better position us to attract and retain top talent. We are enhancing our performance and talent management programs designed to increase employee engagement, better align employees with the Company’s top strategic objectives, provide ongoing feedback and coaching opportunities, identify growth and development opportunities, and increase the connectivity between pay and performance. The Company reinforces this cultural commitment through the adoption, and promotion, of our corporate behaviors; Commitment, Creativity, Collaboration, Ownership, and Positive Energy. Each quarter, the Company recognizes employees who embody these behaviors in their work with our Heart of Hostess® award.

We hold ourselves and each other accountable to act with integrity and honesty to do the right thing for our customers, stockholders, and employees, in addition to the Company’s obligation and policy to comply with all applicable governmental laws, rules and regulations, as stated in the Company’s Code of Ethics. Our Board of Directors oversees the Company’s culture.

Inclusion and Diversity

We believe promoting diversity in our workforce fosters a culture of collaboration, inclusion, creativity, and innovation. We are an equal opportunity employer committed to making employment decisions without regard to age, race, gender, religion, sex, sexual orientation, disability, union affiliation, protected veteran status, or other characteristic protected by law. We respect the right under Section 7 of the National Labor Relations Act to organize and bargain collectively through a union and the right to refrain from those activities.

Our employees are central to our success. Our pay philosophy centers on pay for performance and we strive for gender pay equity. This philosophy provides strong alignment between results and compensation while maintaining market competitiveness enabling our ability to hire and retain a talented and diverse workforce.

Environmental, Health & Safety

We endeavor to be a company of energized people, providing a safe and respectful work environment, quality products, and to be a good corporate citizen committed to protecting our people and our environment. The Company meets periodically with local and state leaders to discuss business planning and ways to become a better community partner.

Employee safety is a top priority and has an impact on the Company’s financial success. Through training and education and employee safety committees, we empower employees to improve and promote a culture of safety. Recent improvements in the way we deliver employee safety training has helped reduce the frequency of workplace injuries.

We are proud members of the local communities in which we operate. We live this by providing a productive, safe, challenging, fun, and rewarding work environment, competitive wages, and philanthropic donations and volunteer opportunities for local organizations when possible. In addition to planned volunteer and employee donation opportunities, we also donate products to local food banks on an annual basis.

CORPORATE GOVERNANCE

Our Board

Our business and affairs are overseen by our Board of Directors, which currently consists of eight members. Set forth below are the biographies of each of our current directors.

C. Dean Metropoulos Chairman Age: 73 Director since: 2016 Chairman since: 2016

Mr. Metropoulos has served as our Non-Executive Chairman since January 2019. He served as our Executive Chairman from the consummation of the Business Combination through December 2018 and as our Interim President and Chief Executive Officer from March 2018 until May 2018. From 2013 until the Business Combination, Mr. Metropoulos served as either the Chief Executive Officer or the Executive Chairman of certain subsidiaries of Hostess Holdings and as a member of the board of the general partner of Hostess Holdings. Mr. Metropoulos is Chairman of Round Hill Investments LLC (f/k/a Metropoulos & Co.), a boutique acquisition and management firm focusing on the food and consumer sectors. Additionally, Mr. Metropoulos has served as Chairman and Director of Gores Metropoulos Inc. (NASDAQ: GMHI) since August 2018, and as the Managing Member and Chief Executive Officer of HRM Holdings LLC since January 2019. Mr. Metropoulos has over 30 years of experience in acquiring and restructuring businesses in the U.S., Mexico and Europe and has been involved in approximately 80 transactions, including investments in Pabst Brewing Company, Pinnacle Foods Group, Inc. (Swanson/Hungry-Man, Vlasic Pickles, Open Pit Barbeque Sauce, Duncan Hines, Log Cabin Syrup, Mrs. Butterworth’s Syrup, Aunt Jemima Frozen Breakfast, Mrs. Paul’s Seafood, Van De Kamp’s Seafood, Celeste Pizza, & Lender’s Bagels), Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods (Chef Boyardee, Pam Cooking Spray, Gulden’s Mustard & Bumble Bee Tuna), Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes and Hillsdown Holdings, PLC (Premier International Foods, Burtons Biscuits and Christie Tyler Furniture), among others. In light of Mr. Metropoulos’ business expertise, financial acumen and business industry contacts, we believe that he is well qualified to serve as a director on our Board.

Andrew P. Callahan Director Age: 54 Director since: 2018	Mr. Callahan has served as a member of our Board of Directors since April 2018 and has served as our President and Chief Executive Officer since May 2018. Mr. Callahan served as a member of the Tyson Foods Executive Leadership Team in multiple operations general management roles from August 2014 to September 2017, including President of North American Foodservice & International at Tyson Foods, Inc. from February 2017 until September 2017, and President of Retail Packaged Brands, including iconic brands such as Tyson®, Jimmy Dean®, Hillshire Farm®, Sara Lee®, Aidells® and Ball Park®, from August 2014 to February 2017. He served as an Executive Vice President and President of Retail at The Hillshire Brands Company (f/k/a Sara Lee Corporation), a producer of packaged meat and frozen bakery products, from June 2012 until its acquisition by Tyson in August 2014. Prior to joining The Hillshire Brands Company, Mr. Callahan served in positions of increasing responsibility in marketing, sales and general management for Sara Lee Corporation and Kraft Foods, Inc. Prior to joining Kraft Foods, Inc., Mr. Callahan spent seven years in the U.S. Navy as a Naval Flight Officer. Mr. Callahan previously served on the board of directors for the Grocery Manufacturers Association (GMA), the International Foodservice Manufacturers Association (IFMA), as well as the Make-A-Wish Foundation of Illinois. Mr. Callahan currently serves on the Rush University Hospital of Chicago

Veterans Advisory Council. We believe that Mr. Callahan’s experience in the retail and consumer industries and industry contacts makes him well-qualified to serve as a director on our Board.
Laurence Bodner Independent Director Age: 57 Director since: 2016 Committees: Audit Talent and Compensation, Chair

Mr. Bodner has served as a member of our Board of Directors since the consummation of the Business Combination. Since October 2019, Mr. Bodner has served as the Chief Executive Officer of Bulletproof 360, Inc., a lifestyle company known for Bulletproof coffee, collagen protein bars, and performance-enhancing food and beverage product lines. Mr. Bodner served as the Chief Financial Officer of Sovos Brands, a food and beverage company seeking to acquire brands from February 2017 through September 2019. From March 2016 to February 2017, Mr. Bodner served as a Senior Advisor at Advent International in its global retail, consumer and leisure team. Mr. Bodner served as Executive Vice President, Chief Financial Officer and Treasurer of Big Heart Pet Brands (formerly Del Monte Foods) from 2011 through July 2015. He joined Del Monte Foods in 2003 and served the company for 12 years in increasing levels of responsibility across the Finance and Operations functions. Prior to Del Monte Foods, Mr. Bodner also held senior financial positions at Walt Disney Company, as well as The Procter & Gamble Company. Mr. Bodner served on the board of directors of Hearthside Food Solutions, a leading bakery, snack & customized solutions contract manufacturer for packaged foods products in North America and Europe, from April 2015 to May 2018. We believe that Mr. Bodner’s extensive experience in the retail and consumer industries and his financial expertise allows him to provide significant insight to our Board and makes him well-qualified to serve as a director on our Board.

Gretchen R. Crist Independent Director Age: 52 Director since: 2018 Committees: Talent and Compensation Nominating and Governance, Chair

Ms. Crist has served as a member of our Board of Directors since April 2018. Since February 2019, Ms. Crist has served as the Principal of Win With People Solutions, a human resources consulting company. Ms. Crist served as the Senior Vice President, Human Resources of Henkel Corporation in North America, which is part of Henkel, KGA, a large multi-national public company headquartered in Germany that manufactures adhesive technologies, beauty care products and laundry and home care products, from September 2016 through January 2019. Prior to Henkel, she served as Senior Vice President and Chief Human Resources Officer for The Sun Products Corporation, a company she helped found in 2008 as the third employee. Prior to joining The Sun Products Corporation, Ms. Crist was Vice President of Human Resources and Chief Human Resources officer for Playtex Products Corp., a New York Stock Exchange listed company that manufactures personal care products. Ms. Crist joined Playtex in 1995 and held positions of increasing responsibility until being named Chief Human Resources Officer in 2005. Prior to Playtex, Ms. Crist served in various human resources, talent acquisition and labor relations roles with New Power Corporation, Altria and Nestle Waters. Ms. Crist is a member of the society of Human Resources Management and HR50X Group. She is also past Executive Committee member of the Board, Secretary of Make-A-Wish Foundation of Connecticut (2009-2015) and board member of EBP Supply Solutions (2013-2016). She currently serves on the Make-A-Wish Governance Committee for Connecticut. We believe that Ms. Crist’s experience in the retail and consumer industries makes her well-qualified to serve as a director on our Board. Ms. Crist also contributes to the diversity of our Board.

Rachel P. Cullen Independent Director Age: 61 Director since: 2020

Ms. Cullen has served as a member of our Board of Directors since April 2020. Since August 2012, Ms. Cullen has served as the President and Chief Executive Officer of Ruiz Food Products Inc., a privately-held, family-owned company and the largest manufacturer of frozen Mexican food in the United States. Prior to Ruiz Foods, Ms. Cullen served as Senior Vice President and Chief Operating Officer—Ice Cream at Dean Foods, Inc. from 2007 through 2012, where she led the successful ice cream centralization strategy and business turnaround. From 2004 through 2007, Ms. Cullen worked at Orange Glo International, a privately held, household cleaning products company, where she served as Vice President of Marketing from 2004 to 2005 and as Chief Operating Officer from 2005 to 2007 Ms. Cullen began her career in 1985 in the consumer-packaged goods industry at General Foods. Her career progressed through a series of marketing assignments at General Foods, Kraft Foods, and Unilever, prior to joining Orange Glo. Ms. Cullen previously served on the board of directors of MOM Brands (2009-2015) and on the Advisory Board of 2x Consumer Product Growth Partners, L.P. (2007-2012). Ms. Cullen earned a Bachelor of Science in Chemistry from the University of North Carolina, where she was a Morehead-Cain Scholar, and a Master’s in Business Administration from The Wharton School of the University of Pennsylvania. We believe Ms. Cullen’s extensive experience in the consumer packed goods industry and her management experience allows her to provide significant insight to our Board and makes her well-qualified to serve as a director on our Board. Ms. Cullen also contributes to the diversity of our Board.

Jerry D. Kaminski Independent Director Age: 63 Director since: 2016 Committees: Audit Nominating and Governance

Mr. Kaminski has served as a member of our Board of Directors since the consummation of the Business Combination. Since August 2018, Mr. Kaminski has served as Executive Vice President and Chief Operating Officer of Land O’Lakes Inc. From December 2013 until August 2018, he served as Executive Vice President and Chief Operating Officer of the Land O’Lakes, Inc. International business. Mr. Kaminski oversees Land O’Lakes Global Dairy Ingredients, the Villa Crop Protection joint venture in South Africa, the Bidco Africa joint venture in Kenya and Global Seed Genetics in Mexico. Prior to this role, Mr. Kaminski was the Executive Vice President and Group Executive of Global Dairy Foods from January 2012 to December 2013, where he led a $5 billion business consisting of the entire Land O’Lakes dairy portfolio: Retail Dairy, Foodservice and Global Ingredients. From January 2010 to December 2011, Mr. Kaminski held the position of Executive Vice President and Chief Operating Officer of Industrial Foods, which consisted of the Land O’Lakes domestic dairy ingredients business. Mr. Kaminski was Vice President and General Manager of Dairy Solutions, where he ran Land O’Lakes’ domestic Foodservice business when he joined the company in March 2007 to January 2010. Before joining Land O’Lakes, Mr. Kaminski served as a Vice President and General Manager at General Mills, where he held various leadership positions in the retail and business-to-business segments. Mr. Kaminski also served as President and Chief Operating Officer at Sparboe Foods. In addition, Mr. Kaminski has been on the board of directors of the Global Dairy Platform since 2012, which is an association of the world’s largest dairy companies promoting sustainable dairy consumption. We believe that Mr. Kaminski’s international business experience, together with his background in the consumer packaged goods industry, is of value to our Board and make him well-qualified to serve as a director on our Board.

Ioannis Skoufalos Independent Director Age: 62 Director since: 2020 Committees: Talent and Compensation

Mr. Skoufalos has served as a member of our Board of Directors since January 2020. From June 2011 to June 2019 he served as the Global Product Supply Officer of The Procter & Gamble Co., a global provider of consumer packaged goods, leading its Supply Network, which includes procurement, manufacturing, customer service and distribution, quality assurance, engineering and innovation program management. From July 2007 until June 2011, Mr. Skoufalos served as Vice President, Product Supply, Global Operations at The Procter & Gamble Co., and he served as The Procter & Gamble Co.’s Vice President, Project Supply, Global Home Care, Snacks, Coffee, Fragrances & Flavors from August 2004 through June 2007. Prior to these roles, he served in other roles of increasing responsibility in engineering and supply at Procter & Gamble after joining as a chemical engineer in 1984. Mr. Skoufalos served on the board of directors of Pinnacle Foods from September 2016 to December 2018. He has been a member of the board of advisors of Symbotic LLC since April 2019 and has served on the board of directors of the National Association of Manufacturers, U.S.A. since 2012. He earned a Bachelor of Science in Chemical Engineering and a Master of Science in Food Engineering from the University of Leeds in the United Kingdom. We believe that Mr. Skoufalos’ extensive experience in the consumer packaged goods industry allows him to provide significant insight to our Board and makes him well-qualified to serve as a director on our Board.

Craig D. Steeneck Independent Director Age: 62 Director since: 2016 Committees: Audit, Chair Nominating and Governance	Mr. Steeneck has served as a member of our Board of Directors since the consummation of the Business Combination and as Lead Independent Director from January through December 2019. Mr. Steeneck has been a member of the board of directors of Freshpet, Inc. since November 2014, where he chairs the audit committee. Mr. Steeneck has been a member of the board of directors of Collier Creek Holdings since November 2018, of which he is the chairman of the audit committee and a member of the compensation committee. Mr. Steeneck has been a member of the board of directors of Kind Inc. since May 2019. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. from July 2007 through October 2018, where he oversaw the company’s financial operations, treasury, tax, information technology, investor relations and corporate development. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Worldwide), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Worldwide). From October 1999 to February 2001, he was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck provides the Board of Directors with extensive management experience in the consumer packaged goods industry as well as accounting and financial expertise. We believe that Mr. Steeneck’s extensive management experience in the consumer packaged goods industry, as well as accounting and financial expertise, make him well-qualified to serve as a director on our Board.

Name	Age	Current Class	Current Term Expiration	Proposed Term Expiration	Director Since	Independent	Primary Occupation	Audit Comm.	Talent & Comp. Comm.	Nom & Gov Comm.

C. Dean Metropoulos	73	III	2022	2021	2016	No	Chairman of Round Hill Investments LLC	—	—	—

Andrew P. Callahan	54	I	2020	2021	2018	No	President and CEO of Hostess Brands, Inc.	—	—	—

Laurence Bodner	57	III	2022	2021	2016	Yes	CEO of Bulletproof 360, Inc.	X	X (Chair)	—

Gretchen R. Crist	52	I	2020	2021	2018	Yes	Principal of Win With People Solutions	—	X	X (Chair)

Rachel P. Cullen	61	III	2022	2021	2020	Yes	President and CEO of Ruiz Food Products Inc.	—	—	—

Jerry D. Kaminski	63	II	2021	2021	2016	Yes	EVP & COO of Land O’Lakes Inc.	X	—	X

Ioannis Skoufalos	62	I	2020	2021	2020	Yes	Former Global Product Supply Officer of The Procter & Gamble Co.	—	X	—

Craig D. Steeneck	62	II	2021	2021	2016	Yes	Former EVP & CFO of Pinnacle Foods Inc.	X (Chair)	—	X

Neil P. DeFeo, a Class III director, served on our Board of Directors during 2019 and resigned effective February 1, 2020.

Board Structure

Our Second Amended and Restated Certificate of Incorporation currently provides for a classified Board of Directors with staggered three-year terms, consisting of the three classes as indicated in the table above. However, if the De-Classification Proposal is approved, each of our directors will serve for one-year terms, expiring at each annual meeting of stockholders.

If the De-Classification Proposal is not approved, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms, and any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.

Our Board of Directors has determined that Mr. Bodner, Ms. Crist, Ms. Cullen, Mr. Kaminski, Mr. Skoufalos and Mr. Steeneck each qualify as an “independent director,” as defined in the corporate governance rules of NASDAQ.

Board Leadership Structure

Since the Business Combination, except for a brief period (March 2018 until May 2018) during which our Chairman, Mr. Metropoulos, served as Interim President and Chief Executive Officer, our leadership structure has separated the roles of Chairman of the Board and Chief Executive Officer, with Mr. Metropoulos serving as our Chairman since the Business Combination (including as Executive Chairman until December 31, 2018) and Andrew P. Callahan serving as our President and Chief Executive Officer since May 2018. Our Board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the Board of Directors, and oversight of management. As Chairman, Mr. Metropoulos, among other responsibilities, presides over regularly scheduled meetings of the Board, serves as a liaison between the directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. By having Mr. Metropoulos serve as Chairman of the Board, Mr. Callahan is better able to focus his attention on running our Company. In addition, from January 2019 until December 2019, Craig D. Steeneck served as our Lead Independent Director. As Lead Independent Director, Mr. Steeneck presided over all executive sessions of our independent directors, served as interim chairman in the event of conflicts or unforeseen circumstances, and generally provided leadership to, and fostered coordination among, our independent directors. In the absence of a lead independent director, our independent directors will determine in advance of each executive session of independent directors who will preside and who will serve as interim chairman, if the need arises.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our Board of Directors oversees the risk management processes. Our Board determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the Board has delegated to the Audit Committee oversight duties and addressing risks inherent in its areas of responsibility.

Board Participation

Our Board of Directors held 14 meetings and acted through written consent 11 times in 2019. During 2019, each of our directors attended at least 75% of the meetings of our Board of Directors and of the committees on which he or she serves or served (excluding, in the case of non-independent directors, any meetings solely of independent directors). We regularly schedule executive sessions in which independent directors meet without the presence or participation of management and non-independent directors.

We encourage our directors to attend each annual meeting of stockholders. All of our directors attended the 2019 annual meeting of stockholders.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain oversight and other functions as directed by the Board. Our Board of Directors has an Audit Committee, a Talent and Compensation Committee, and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board of Directors.

Audit Committee

Our Audit Committee provides oversight of our accounting and financial reporting process, the review and/or audit of our financial statements and our internal control function. Our Audit Committee has a written charter that sets forth its purpose and responsibilities, which include the following, among others:

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appointing, compensating, retaining and overseeing the independent auditor; determining the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	reviewing the qualifications and performance of the independent auditor and evaluating the independence of the independent auditor;

•

reviewing and discussing with management and the auditors the annual audit plan and the information which is required to be reported by the independent auditor (including any critical auditing matters and resolution of disagreements between management and the independent auditor regarding financial reporting);

•

reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function;

•	reviewing and discussing with management and the auditors the Company’s accounting and internal control policies;

•	discussing with management major risk assessment and risk management policies;

•

reviewing and discussing with management and the independent auditor the annual financial statements, and recommending to the Board whether the financial statements should be included in our Form 10-K and Form 10-Q;

•

reviewing the type and presentation of information to be included in the Company’s earnings press releases and securities filings, as well as financial information and earnings guidance provided by the Company;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	reviewing and approving all related-party transactions; and

•	evaluating its performance and reporting the results to the Board.

Our Audit Committee has the authority to retain advisors as the committee deems appropriate. Our Audit Committee is comprised of Craig D. Steeneck, the chair of the committee, Laurence Bodner and Jerry D. Kaminski. All members of our Audit Committee qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. Each of Mr. Steeneck and Mr. Bodner is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Audit Committee held 9 meetings during 2019.

Talent and Compensation Committee

Our Talent and Compensation Committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team and assists the Board in overseeing the Company’s culture. Our Talent and Compensation Committee has a written charter that sets forth the Talent and Compensation Committee’s purpose and responsibilities, including the following, among others:

•	reviewing key employee compensation goals, policies, plans and programs;

•	evaluating the performance of our Chief Executive Officer and other executive officers;

•	reviewing and approving the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving employment agreements, severance arrangements and other similar arrangements between us and our executive officers;

•	overseeing talent management and succession planning with respect to our executive officers;

•	periodically reviewing with management the Company’s policies and practices with respect to diversity and inclusion;

•	evaluating director compensation;

•	reviewing employee benefit plans and perquisites;

•	administering our stock ownership guidelines, stock plans and other incentive compensation plans;

•	preparing the Compensation Committee Report in accordance with the rules and regulations of the SEC;

•	overseeing our regulatory compliance with respect to compensation matters; and

•	evaluating its performance and reporting the results to the Board.

Our Talent and Compensation Committee is currently comprised of Laurence Bodner, the chair of the committee, Gretchen R. Crist and Ioannis Skoufalos. Neil P. DeFeo served on our Talent and Compensation Committee during 2019 and until his resignation from the Board effective February 1, 2020. Mr. Bodner, Ms. Crist, and Mr. Skoufalos are independent directors according to the rules and regulations of the SEC and NASDAQ with respect to compensation committee membership. During 2019 and through the date of his resignation, Mr. DeFeo was an independent director according to the rules and regulations of the SEC and NASDAQ with respect to compensation committee membership.

Our Talent and Compensation Committee held 5 meetings and acted through written consent 3 times during 2019.

Our Talent and Compensation Committee has the authority to retain advisors as the committee deems appropriate. The Talent and Compensation Committee has engaged Mercer as its independent compensation consultant to assist the Talent and Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to structure our performance-based and other compensation practices going forward.

Our Talent and Compensation Committee considered whether any conflicts of interest would arise due to its engagement of Mercer. The committee recognized that we paid Mercer $137,500 for executive compensation consulting services provided during 2019 and paid Mercer and its affiliates in 2019 $315,042 for services rendered to us in their capacities other than relating to executive compensation. The decisions to use Mercer and its affiliates for these other services are made in the ordinary course of our business and are generally recommended by our business department heads with the approval of management. We view these engagements as unrelated to our Talent and Compensation Committee’s engagement of Mercer, and we do not require the Talent and Compensation Committee or our Board to review each use of Mercer or its affiliates for such purposes. The Talent and Compensation Committee also considered that the Mercer consultants providing services to the Talent and Compensation Committee do not benefit economically from the provision of the non-executive compensation services and work in a different office separate from the part of Mercer that provides the other services. The Talent and Compensation Committee reviewed and analyzed Mercer’s services to and compensation from us prior to its engagement and all other factors deemed relevant and required by SEC rules and concluded that the proposed engagement of Mercer by our Talent and Compensation Committee for executive compensation work did not raise a conflict of interest and that Mercer remained independent.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, including governance trends and Board meeting topics and meeting cadence, the composition of our Board of Directors, identification, evaluation and nomination of director candidates, director onboarding and education, and the structure and composition of committees of our Board of Directors. Our Nominating and Governance Committee oversees the annual evaluation of the Board of Directors, as well as the evaluation of the individual directors nominated for election at the Annual Meeting. Our Nominating and Governance Committee has a written charter that sets forth the committee’s purpose and responsibilities, which include the following, among others:

•	developing and assessing criteria and qualifications for membership on our Board and its committees;

•	identifying, recruiting, evaluating and screening individuals qualified to become members of our Board and its committees, consistent with criteria approved by our Board;

•	selecting, or recommending that the Board select, the director nominees;

•	recommending to the Board director nominees to fill vacancies on the Board, as necessary;

•	reviewing, assessing and recommending nominees for membership on, and chairmanship of, the various committees of the Board;

•	overseeing compliance with our corporate governance policies;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	evaluating its performance and reporting the results to the Board.

Our Nominating and Governance Committee has the authority to retain advisors as the committee deems appropriate. Our Nominating and Governance Committee is currently comprised of Gretchen R. Crist, the chair of the committee, Jerry D. Kaminski and Craig D. Steeneck. Neil P. DeFeo served as chair of the Nominating and Governance Committee during 2019. Ms. Crist was appointed chair effective January 2020. Mr. DeFeo continued to serve as a member of the Nominating and Governance Committee until his resignation from our Board of Directors, on February 1, 2020.

Our Nominating and Governance Committee held 6 meetings during 2019.

Identifying and Evaluating Director Candidates

Our Nominating and Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors. Stockholders wishing to recommend director candidates for consideration by the Nominating and Governance Committee may do so by writing to the Company’s Secretary at 7905 Quivira Road, Lenexa, Kansas 66215, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

The evaluation process for director nominees who are recommended by our stockholders is the same as for any other nominee and is based on numerous factors that our Nominating and Governance Committee considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity reflecting ethnic background, gender and professional experience, and the extent to which the nominee would fill a present need on our Board of Directors.

Board Diversity

Our objective is to foster diversity of thought on our Board of Directors. To accomplish that objective, the Nominating and Governance Committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our Board of Directors. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The Nominating and Governance Committee evaluates its effectiveness in achieving diversity on the Board of Directors through its annual review of board member composition.

Availability of Corporate Governance Information

Our Board of Directors has adopted charters for our Audit, Talent and Compensation, and Nominating and Governance Committees describing the authority and responsibilities delegated to the committee by our Board of Directors. Our Board of Directors has also adopted a Code of Ethics that applies to all of our employees, including our executive officers, and our directors and those employees responsible for financial reporting. We post on our website, at www.hostessbrands.com under the “Investors” tab, the charters of our Audit, Talent and Compensation, and Nominating and Governance Committees and the Code of Ethics referenced above. A copy of the Code of Ethics has been provided to each of our Executive Officers and members of our Board of Directors. We intend to disclose any amendments to our Code of Ethics, or any waivers of its requirements, on our website to the extent required by applicable SEC or NASDAQ rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at 7905 Quivira Road, Lenexa, Kansas 66215.

Communications with our Board of Directors

Stockholders and other interested parties wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors and mailing the correspondence to our Secretary at 7905 Quivira Road, Lenexa, Kansas 66215. All such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board.

PROPOSAL 1: AMENDMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DE-CLASSIFY OUR BOARD OF DIRECTORS

Background of the Proposal

Section 5.2 of our Second Amended and Restated Certificate of Incorporation provides that our Board of Directors be divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms. Our current classified board structure was implemented at our Special Meeting of Stockholders to approve the Business Combination held in November 2016, and recommended by our Board of Directors based on its consideration of factors that it believed weighed toward a classified Board of Directors at that time. Classified or staggered boards have been widely adopted and have a long history in corporate law. In recent years, however, there has been investor concern that classified boards have the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. Our Board of Directors has re-evaluated our governance structure in light of the greater maturity of our business and developments in best practices in corporate governance and believes that a change to an annual election of all directors is now in the best interests of our stockholders. To implement an annual election of all directors, our Second Amended and Restated Certificate of Incorporation must be amended pursuant to this De-Classification Proposal.

Our Board of Directors considered the advantages and disadvantages of the current classified structure in connection with the preparations for this Annual Meeting. In reaching its determination to propose the de-classification of the Board, it concluded, following careful consideration of the matter, that the benefits of a classified structure, including maintaining continuity of experience and encouraging a person seeking control of the Company to initiate arms-length discussions with management and our Board of Directors, or to seek to prevent a takeover that our Board of Directors believes is not in the best interests of stockholders, were outweighed by the following considerations:

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Our Board of Director’s belief that providing our stockholders with the opportunity annually to register their views on the collective performance of the Board of Directors and on each director individually will further our goal of ensuring that our corporate governance policies conform to current best practices and maximize accountability to stockholders; and

•

Our Board of Director’s belief that, because there is no limit to the number of terms that an individual may serve, the continuity and stability of the Board of Directors’ membership should not be materially affected by the de-classification of the Board of Directors.

Under the Delaware General Corporation Law (the “DGCL”), directors of companies that have a classified structure may be removed only for cause unless the certificate of incorporation provides otherwise. However, directors of companies that do not have a classified structure may be removed with or without cause by a majority vote of the stockholders at any annual or special meeting of stockholders. Accordingly, if the proposed amendment to our Second Amended and Restated Certificate of Incorporation to de-classify the structure of our Board of Directors is approved, then our stockholders would be able to remove any or all directors without cause at any meeting of stockholders after the Annual Meeting. Under our Amended and Restated Bylaws, special meetings of stockholders can be called only by our Chairman, Chief Executive Officer or a majority of our Board of Directors.

Effectiveness

On March 6, 2020, our Board of Directors approved an amendment to our Second Amended and Restated Certificate of Incorporation to implement this De-Classification Proposal, if approved by stockholders, and provide for the annual election of directors, effective immediately. If stockholders approve this De-Classification Proposal at the Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation to de-classify our Board of Directors, the Company will immediately file the amendment with the Delaware

Secretary of State and the amendment will become effective upon such filing. Each of Laurence Bodner, Rachel P. Cullen, Jerry D. Kaminski, C. Dean Metropoulos and Craig D. Steeneck has indicated that he or she will resign from the Board following the effectiveness of such amendment and the election of three Class I directors and stand for re-election at the Annual Meeting in accordance with Proposal 3. As a result, following the approval of this De-Classification Proposal, regardless of their class, and all directors will stand for election for a one-year term until the 2021 annual meeting of stockholders. If this De-Classification Proposal is not so approved by stockholders, our Board of Directors will maintain its current classified structure.

Required Vote

The approval of the De-Classification Proposal requires the affirmative vote of a majority of all outstanding shares of Class A common stock and Class B common stock. Unless marked to the contrary, proxies received will be voted “FOR” the De-Classification Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DE-CLASSIFY THE BOARD SO THAT ALL DIRECTORS ARE ELECTED ANNUALLY.

A form of our Third Amended and Restated Certificate of Incorporation, giving effect to the approval of this Proposal 1 and Proposal 2 below and the adoption of the amendments contemplated thereby is set forth as Annex A to this proxy statement.

PROPOSAL 2: AMENDMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY REQUIREMENT FOR AMENDMENTS THERETO

Background of the Proposal

Article XI of our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class to amend the following provisions:

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matters relating to our Board of Directors, including authority to fix the size of the Board of Directors, authority to fill director vacancies and newly created directorships, the classification of the Board of Directors and removal of directors (which classification and removal provisions would be amended if the De-Classification Proposal is approved (Article V));

•	the right of stockholders to call special meetings (Section 7.1) and stockholder action by written consent (Section 7.3);

•	the limitation of director liability (Article VIII);

•	provisions relating to the doctrine of corporate opportunity applicable to officers or directors (Article IX);

•	the application of Section 203 of the DGCL (Article X); and

•	provisions related to the amendment of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (Article XI).

We are asking stockholders to approve the Supermajority Voting Elimination Proposal in order to remove the requirement that such amendment require the approval of at least two thirds of the voting power of the outstanding shares of capital stock. If such Supermajority Voting Elimination Proposal is approved and our Second Amended and Restated Certificate of Incorporation is amended to remove such requirement, then any such amendments in the future will require the approval of a majority of the voting power of the outstanding shares of capital stock.

In deciding to approve the Supermajority Voting Elimination Proposal and to recommend that the stockholders vote to approve the Supermajority Voting Elimination Proposal, our Board of Directors considered the advantages and disadvantages of a supermajority voting requirement. Such a requirement can benefit stockholders by promoting corporate governance stability and reducing the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all stockholders by requiring broad stockholder consensus to make certain fundamental changes. While our Board of Directors continues to believe that these are important benefits, the Board of Directors has also considered that a supermajority voting requirement may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an opportunity to participate in corporate governance. Therefore, following careful consideration of the matter, our Board of Directors has concluded that the benefits of adopting a majority voting standard to provide more accountability to stockholders and promote stronger corporate governance outweigh the anti-takeover benefits of retaining a supermajority requirement.

Effectiveness

On March 6, 2020, our Board of Directors approved an amendment to our Second Amended and Restated Certificate of Incorporation to implement this Supermajority Voting Elimination Proposal, if approved by stockholders. If stockholders approve this Supermajority Voting Elimination Proposal at the Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements, the Company will immediately file the amendment with the Delaware Secretary of State and the amendment will become effective upon such filing.

Required Vote

The approval of the Supermajority Voting Elimination Proposal requires the affirmative vote of a majority of all outstanding shares of Class A common stock and Class B common stock. Unless marked to the contrary, proxies received will be voted “FOR” the Supermajority Voting Elimination Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE TWO-THIRDS REQUIREMENT FOR AMENDMENTS THERETO.

A form of our Third Amended and Restated Certificate of Incorporation, giving effect to the approval of this Proposal 2 and Proposal 1 above and the adoption of the amendments contemplated thereby is set forth as Annex A to this proxy statement.

PROPOSAL 3: ELECTION OF DIRECTORS

Nominees

Our Nominating and Governance Committee has recommended, and the Board of Directors nominated:

•	Andrew P. Callahan

•	Gretchen R. Crist

•	Ioannis Skoufalos

as nominees for election as to our Board of Directors. Mr. Callahan, Ms. Crist and Mr. Skoufalos are each presently Class I directors of our Company. Each of such nominees has consented to serve a three-year term, if elected, concluding at the 2023 annual meeting of stockholders; provided, however, that if Proposal 1 is approved at the Annual Meeting, such terms will conclude at the 2021 annual meeting of stockholders.

In addition, our Nominating and Governance Committee has recommended, and the Board of Directors nominated, in each case, assuming Proposal 1 is approved at the Annual Meeting:

•	C. Dean Metropoulos

•	Laurence Bodner

•	Rachel P. Cullen

•	Jerry D. Kaminski

•	Craig D. Steeneck

as nominees for election to our Board of Directors. Each of these directors has indicated his or her intent to resign following the approval of Proposal 1 and to stand for re-election at the Annual Meeting. Each nominee has consented to serve a term, if elected, concluding at the 2021 annual meeting of stockholders. Biographical information about each of our directors is contained in the section above.

Required Vote

If Proposal 1 is approved at the Annual Meeting, the seven nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. If Proposal 1 is not approved at the Annual Meeting, the three nominees receiving the highest number of affirmative “FOR” votes shall be elected as Class I Directors. Unless marked to the contrary, proxies received will be voted “FOR” each nominee.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION

Our Board of Directors has approved a compensation policy for our non-management directors. Each of the non-management directors (including Mr. Metropoulos, who became our Non-Executive Chairman on January 1, 2019 and ceased to be an executive officer) receives an annual cash retainer of $70,000. This retainer is payable quarterly. The non-management directors also receive an annual equity award with a grant date value of $95,000 that vests annually and (except for Mr. Metropoulos) reimbursement of expenses relating to attendance at Board and committee meetings. Members of our Audit Committee receive an additional annual cash retainer of $10,000 and the chairperson of our Audit Committee receives an additional annual cash retainer of $20,000. Members of our Talent and Compensation Committee receive an additional annual cash retainer of $6,500 and the chairperson of our Talent and Compensation Committee receives an additional annual cash retainer of $15,000. Members of our Nominating and Governance Committee receive an additional annual cash retainer of $4,000 and the chairperson of our Nominating and Governance Committee receives an additional annual cash retainer of $10,000.

On May 30, 2019, our Board of Directors made an annual award of 7,084 restricted stock units (“RSUs”) based upon a value of $95,000 divided by the average closing price of our Class A common stock over the 20-trading day period preceding the date of grant, rounded to the nearest share to each of the non-management directors serving on the Board at that time. These RSUs will vest upon the first to occur of (i) the Annual Meeting, (ii) August 30, 2020, (iii) the death or disability of the director, or (iv) a change of control of the Company, in each case, subject to continued service until such vesting date, and shall be settled upon the director’s termination of Board service or if earlier, a change of control of the Company.

Mr. Metropoulos received an additional $105,000 annual cash retainer for his service as Non-Executive Chairman, paid quarterly. He also received an award of 3,539 RSUs upon becoming Non-Executive Chairman in January 2019 (for the pro rata period of service from his appointment as Non-Executive Chairman until May 30, 2019). Such RSUs vested on May 30, 2019. During 2019, Mr. Steeneck served as Lead Independent Director and received an additional $25,000 annual cash retainer for such role, paid quarterly.

Mr. Callahan did not receive any additional compensation for his service on the Board of Directors. See the section of this proxy statement titled “Executive Compensation” below for a description of the compensation paid to Mr. Callahan.

In connection with their appointments to the Board of Directors in 2020, each of Mr. Skoufalos and Ms. Cullen received or will receive prorated RSU awards (for the period of service from appointment to the Annual Meeting). Such RSUs will have similar vesting terms as the annual award to our other non-management directors.

Director Compensation Table

The following table sets forth a summary of the compensation paid to each person serving as a director of the Company for any part of 2019 for service in 2019, other than Mr. Callahan, whose compensation is disclosed elsewhere in this proxy statement. Mr. DeFeo served on the Board of Directors during 2019 and until his resignation on February 1, 2020.

Name	Fees Earned or Paid in Cash	Share Awards (1)	Option Awards	All Other Compensation		Total
C. Dean Metropoulos	$175,000	$133,288	-	$168,632	(2)	$476,920
Laurence Bodner	95,000	94,571	-	-		189,571
Gretchen R. Crist	80,500	94,571	-	-		175,071
Neil P. DeFeo	86,500	94,571	-	-		181,071
Jerry D. Kaminski	84,000	94,571	-	-		178,571
Craig D. Steeneck	115,000	94,571	-	-		209,571

(1)

Consists of 7,084 shares at the closing price of $13.35 per share on the date of grant (May 30, 2019). The number of shares is based upon a value of $95,000 divided by the 20-trading day average closing price per share for the period preceding the date of grant rounded to the nearest share. For Mr. Metropoulos, also includes a pro-rata award of 3,539 shares at the most recent closing price of $10.94 per share on December 31, 2018, the day before the date of grant (January 1, 2019). This award was based upon a value of $39,583 divided by the 20-trading day average price per share for the period preceding the date of grant.

(2)	Consists of an aggregate amount paid by the Company to administrative personnel to support Mr. Metropoulos.

The following table lists all outstanding unvested equity awards held by our current directors as of April 19, 2020, other than unvested equity awards held by Andrew P. Callahan, whose awards are disclosed elsewhere in this proxy statement.

Name	Date of Grant	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)
C. Dean Metropoulos	May 30, 2019	7,084	$94,571
Laurence Bodner	May 30, 2019	7,084	94,571
Gretchen R. Crist	May 30, 2019	7,084	94,571
Jerry D. Kaminski	May 30, 2019	7,084	94,571
Ioannis Skoufalos	February 13, 2020	2,537	33,920
Craig D. Steeneck	May 30, 2019	7,084	94,571

(1)

RSU awards will vest upon the first to occur of (i) the Annual Meeting, (ii) August 30, 2020 (or September 13, 2020 for Mr. Skoufalos), (iii) the death or disability of the director, or (iv) a change of control of the Company, in each case, subject to continued service until such vesting date and shall be settled upon the director’s termination of Board service, or if earlier, a change of control of the Company.

(2)

Number of shares at the closing price on the date of grant ($13.35 for all of our non-management directors except for Mr. Skoufalos and $13.37 for Mr. Skoufalos). The number of shares is based upon a value of $95,000 (or $34,476 for Mr. Skoufalos) divided by the 20-trading day average closing price per share for the period preceding the date of grant rounded to the nearest share.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 14, 2020:

	Age	Position
Andrew P. Callahan	54	Director, President and Chief Executive Officer
Brian T. Purcell	45	Executive Vice President, Chief Financial Officer
Michael J. Cramer	67	Executive Vice President, Chief Administrative Officer & Assistant Secretary
Andrew W. Jacobs	52	Executive Vice President, Chief Operating Officer
John L. Kalal	57	Senior Vice President of Bakery Operations & Supply Chain
Chad S. Lusk	41	Senior Vice President, Chief Marketing Officer
Darryl P. Riley	60	Senior Vice President of Quality, Food Safety and R&D
Jolyn J. Sebree	48	Senior Vice President, General Counsel & Secretary
Robert C. Weber	51	Senior Vice President, Chief Human Resources Officer

Andrew P. Callahan’s biography is set forth under the heading “Our Board” above. Mr. Callahan has served as our President and Chief Executive Officer since May 2018, at which time he succeeded Mr. C. Dean Metropoulos.

Brian T. Purcell.    Mr. Purcell has served as our Executive Vice President, Chief Financial Officer since January 2020. He also serves in the same role at the Company’s subsidiaries. From October 2015 through December 2019, Mr. Purcell was Chief Financial Officer of Rawlings Sporting Goods, where he was responsible for all finance, accounting and IT functions. From February 2012 through September 2015, Mr. Purcell was Regional Chief Financial Officer for the Pepsi Beverages Company Division of PepsiCo, where he managed the finance team supporting supply chain and financial planning and analysis, retail sales, foodservice sales and revenue management. From April 2006 through January 2012, Mr. Purcell held Director and Senior Director roles in the finance organization in the Pepsi Beverages Company Division of PepsiCo.

Michael J. Cramer.    Mr. Cramer has served as our Executive Vice President, Chief Administrative Officer since the consummation of the Business Combination and served in the same capacity at the Company’s subsidiaries since April 2013. Mr. Cramer has served as Vice President at CDM Hostess Class C, LLC, Vice President at Hostess CDM Co-Invest, LLC, Vice President at Fairmont Aviation LLC since April 2013 and as a director of Gores Metropoulos, Inc. since January 2019. From June 2010 through November 2014, he served as Senior Vice President and Director of Pabst Brewing Company. From July 2010 through August 2017, he served as Founding Director of the Texas Program in Sports and Media at University of Texas Austin and also was appointed as a Senior Lecturer. He continues to serve as a Senior Fellow.

Andrew W. Jacobs.    Mr. Jacobs has served as our Executive Vice President and Chief Operating Officer since December 2017, and serves in the same capacity at Hostess Brands, LLC. He served as our Executive Vice President, Chief Commercial Officer from June 2017 to December 2017. Prior to these roles, he served as our Senior Vice President, Chief Customer Officer since the consummation of the Business Combination and served in the same capacity at Hostess Brands, LLC since September 2014. From February 2014 through September 2014, he was employed at Hostess Brands, LLC as the Senior Vice President, Strategic Channels. From September 2012 until February 2014, he served as President of Wolfgang Candy Company. From September 2003 through May 2012, he served as Vice President and General Manager (US Customers) for The Hershey Company. Mr. Jacobs is on the board of directors of Turkey Hill Dairy, an ice cream and beverage company owned by Peak Rock Capital, since July 2019. In 2015, Mr. Jacobs and his brother were found jointly and severally liable by the U.S. District Court of Northern Ohio for a civil violation of Exchange Act Rule 14e-3(a) in connection with a stock purchase made by Mr. Jacobs’ brother in 2009. Mr. Jacobs’ brother was required to disgorge approximately $50,000 in profits related thereto and each were enjoined from future violations of Rule 14e-3.

John L. Kalal.    Mr. Kalal has served as our Senior Vice President of Bakery Operations and Supply Chain since December 2018. He also serves in the same role at Hostess Brands, LLC. From June 2013 to December 2018, he served as Vice President & General Manager, Manufacturing Divisions for G3 Enterprises. From April 2012 through May 2013, he served as Vice President, Protein Operations for Dairy Farmers of America. From July 2003 through December 2011, he served in multiple roles for CSM Bakery Supplies North America including Senior Vice President, Supply Chain from 2008 through 2011.

Chad S. Lusk.    Mr. Lusk has served as our Senior Vice President, Chief Marketing Officer since April 2019. He also serves in the same role at Hostess Brands, LLC. From March 2017 to December 2018, he served as Executive Vice President, Chief Marketing Officer for Chamberlain Group, Inc. He worked for the Ferrara Candy Company from March 2014 through January 2017 as Senior Vice President of Marketing and Chief Strategy Officer. From November 2011 through March 2014, Mr. Lusk worked for Mid-Atlantic Convenience Stores as Chief Strategy Officer & Head of Wholesale Operations.

Darryl P. Riley.    Mr. Riley has served as our Senior Vice President of Quality, Food Safety and R&D since December 2016 and serves in the same capacity at Hostess Brands, LLC. From March 2016 through November 2016, Mr. Riley served as President of Total Food Safety Management, overseeing Quality and Food Safety. Prior to this position he served as Vice President, R&D, Quality & Innovation at Kraft Foods Company from September 2013 to August 2015. From July 2004 through August 2013, he served as Vice President, Research, Quality & Technology at the Kellogg Company.

Jolyn J. Sebree.    Ms. Sebree has served as our Senior Vice President, General Counsel and Secretary since the consummation of the Business Combination and served in the same capacity at the Company’s subsidiaries since April 2013. From March 2012 through April 2013, she served as Senior Vice President, Acting General Counsel and Corporate Secretary at Old Hostess and related entities. Prior to this role, she served as Vice President and Assistant General Counsel at Old Hostess and related entities from August 2011 to March 2012.

Robert C. Weber.    Mr. Weber has served as our Senior Vice President, Chief Human Resources Officer since September 2019. He also serves in the same role at Hostess Brands, LLC. From October 2015 through September 2018, Mr. Weber served as Vice President of Human Resources for Sears Holding Company and from October 2018 through September 2019, he served as its Chief Human Resources Officer. Prior to his roles with Sears Holding Company, Mr. Weber worked for Groupon, Inc. as Senior Human Resources Director for North America from July 2013 through September 2014 and as Head of Global Talent Development from September 2014 through September 2015.

Thomas A. Peterson served as our Executive Vice President and Chief Financial Officer during 2019 and until January 6, 2020, when he transitioned to the role of Executive Vice President, Strategy and M&A. He served in that role until his resignation effective March 6, 2020.

Each of our executive officers serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our compensation strategy, philosophy, policies, programs and practices for our named executive officers (“NEOs”) identified in the table below and the positions they held in 2019. For purposes of this CD&A, the “Committee” refers to the Talent and Compensation Committee of our Board of Directors.

Named Executive Officers

The Company’s efforts are led by our senior executive team, which is comprised of individuals who have significant industry experience and leadership. We believe that our management team’s expertise in managing brands and operating packaged food businesses enables us to position the Company for future growth. In addition to the NEOs noted below, Mr. Brian Purcell joined the Company as its new Executive Vice President, Chief Financial Officer on January 6, 2020, and Mr. Peterson transitioned to the newly created role of Executive Vice President, Strategy and M&A, in which he served until his resignation effective March 6, 2020.

Our NEOs for 2019 were as follows:

Named Executive Officer	Executive Officer Position as of December 31, 2019
Andrew P. Callahan	President and Chief Executive Officer
Thomas A. Peterson	EVP, Chief Financial Officer & Treasurer (1)
Andrew W. Jacobs	EVP, Chief Operating Officer
Michael J. Cramer	EVP, Chief Administrative Officer & Assistant Secretary
Jolyn J. Sebree	SVP, General Counsel & Secretary

(1)

Mr. Peterson served as our Executive Vice President and Chief Financial Officer during 2019 and until January 6, 2020, when he transitioned to the role of Executive Vice President, Strategy and M&A. He served in that role until his resignation effective March 6, 2020

Selected 2019 Business Highlights

In 2019, we focused on improving operational performance across our bakery network and financial performance for our core Hostess® branded products, as well as the Cloverhill® and Big Texas® branded products acquired from Aryzta, LLC in January 2018 (together with the bakery, inventory and other assets acquired, the “Cloverhill Business”). We continued to grow point of sale results ahead of the sweet baked goods category in 2019 and expanded our market share. In addition, in August 2019, we sold our in-store bakery business and in November 2019, we announced the planned acquisition of Voortman Cookies, Limited and related entities (“Voortman”), which closed in January 2020. We believe these transactions position the Company with a stronger and more focused business profile that enhances the Company’s ability to deliver superior financial results. The addition of Voortman is expected to improve our long-term financial outlook, and our operational enhancements related to the Cloverhill Business are driving profitability improvements.

In addition, in 2019(1), the Company:

•	achieved net revenue growth of 6.7% to $907.7 million;

•	achieved adjusted EBITDA growth of 9.9% to $204.7 million;

(1)

The presentation of financial results for the year ended December 31, 2019 includes certain non-GAAP financial measures and comparisons to the year ended December 31, 2018. For a complete presentation of our financial results for the years ended December 31, 2019 and 2018 and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures, please see the section titled “Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020.

•	transitioned to a new centralized distribution center in Edgerton, Kansas; and

•	advanced capabilities through the addition of key talent and enhanced tools and data analytics to improve performance.

Although the Company experienced a challenging 2018, management undertook several initiatives to position the Company for success in 2019. We continued to build on our core competencies, which include enhancing our strong brands, delivering consumer-relevant innovation, and maintaining and growing collaborative customer partnerships. While 2019 results were negatively impacted by the temporary shutdown of certain production lines to perform maintenance and operating enhancements, the Company’s execution against its objectives of transforming the Cloverhill Business and taking pricing actions to partially offset the impact of inflationary pressures enabled the Company to deliver strong revenue and adjusted EBITDA in 2019. While the Company’s 2019 results demonstrated significant improvements over 2018, these outcomes were below the performance goals set by the Board of Directors.

Executive Summary of 2019 Compensation

The Company’s 2019 short-term incentive (“STI”) plan measures a combination of revenue, adjusted EBITDA, and strategic measures (where funding is contingent upon achievement of a threshold level of adjusted EBITDA). With the strong growth achieved in 2019, the Company’s results exceeded funding threshold levels but did not fully meet the targeted operating plan results. As such, average bonus payments to our NEOs were 72% of target. We feel these results acknowledge the strength of the strategic and operational achievements for the year, while also reinforcing the high expectations in place to align performance incentives with the interests of our stockholders.

In 2019, the Company shifted its compensation program to provide annual equity grants to its NEOs. The 2019 awards consisted primarily of PSUs (40% weighting by grant value) that measure Hostess’ 3-year relative total stockholder return (“TSR”) against companies in the S&P 1500 Packaged Foods & Meats sector. This index was selected to reflect the industry dynamics in which the Company operates and assesses the ability of the management team to deliver stockholder value at or above market levels in order to earn target or greater payouts. The NEOs also received RSUs and stock options weighted at 30% each of the target grant value that vest ratably on an annual basis over a 3-year period. These grants were intended to align the NEOs with stockholders and provide an incentive to grow the absolute stockholder price.

The Company’s overall philosophy is to have a pay for performance culture, and this is reflected in the target pay mix for our NEOs, as well as the structure of our incentive programs. For 2019, over 80% of the CEO’s target pay was at risk and over 60% required performance against explicit financial and stockholder objectives to achieve payouts. Actual payouts reflect strong rigor in setting performance expectations, where even the positive revenue and adjusted EBITDA growth in 2019 resulted in bonus payouts under target.

Engagement with Stockholders

We maintain ongoing contact with our stockholders. In 2019, we met directly with stockholders holding over 70% of our outstanding shares. Executive compensation was one of many topics discussed. In addition, the overall program design has been publicly disclosed to ensure that stockholders are aware of the approach being taken to motivate and reward our management team in a way that provides strong pay and performance alignment. In our 2019 say-on-pay vote, approximately 93% of our voting stockholders voted to approve our compensation programs. We take this as a sign of very solid support for our overall pay program design, though we will continue to engage with stockholders and incorporate feedback as appropriate.

Pay Philosophy

Our pay philosophy has been established to allow us to attract and retain talented senior leaders that can drive business success and create stockholder value. Key aspects of the pay strategy are to:

•	Target an overall compensation level that is competitive in the market; the long-term intent is generally to pay NEO compensation approximating market median for target pay;

•	Emphasize pay for performance with clear objectives and strong alignment between results and pay delivered;

•	For senior executives, provide a significant focus on long-term performance achievement that is aligned with stockholder outcomes; and

•	Administer all compensation programs in a manner that is consistent and without bias.

The Committee reviews management pay on a total compensation basis with a stronger focus on pay for performance and creation of stockholder value for members of senior management.

Performance-Based Compensation Mix

We have four elements of total compensation:

1.	Base salary

2.	Short-term incentives

3.	Long-term equity incentives

4.	Other compensation (benefits and perquisites)

The charts below demonstrate our at-risk pay mix. Based on our targeted compensation (including target grant date value of equity awards(1) and target annual bonus amounts), 81% of Mr. Callahan’s annual compensation and an average of 69% of the annual compensation for the other NEOs is at risk, with either direct performance hurdles required for delivering payouts or award value fluctuating based on stock price. The charts below also demonstrate the mix of performance-based compensation (PSUs, stock options and cash bonuses) and non-performance-based compensation (base salary and RSUs) of Mr. Callahan and our other NEOs for 2019. In 2019, 63% of the CEO’s target compensation is performance-based, as is 54% of target compensation for the other NEOs.

(1)

Target grant date value is the share price at grant times the target number of PSUs and the RSUs and the Black Scholes value of stock options. Note that these values differ from the Summary Compensation Table values as the assessed grant date value of the PSUs differs based upon expected probability of achievement under FASB ASC Topic 718 at the time of the valuation.

Pay Program Design and Practices

The Committee oversees the design and administration of our compensation program and evaluates it against competitive practices, legal and regulatory developments and corporate governance trends. The Committee has incorporated the following leading governance features into our compensation program:

What We Do

✓   Review total compensation relative to median of a peer group of companies in similar business sectors, notably packaged foods and beverages, of comparable size and complexity

✓   Tie short-term incentives to achievement of multiple challenging financial and strategic metrics

✓   Use equity grants that require performance to earn rewards for a majority of long-term compensation, with performance share units tied to achievement of performance goals (relative TSR versus others in similar industries) and stock options that only have value if the stock price appreciates over the price at grant and creates stockholder value

✓   Maintain robust stock ownership guidelines

✓   Use an independent compensation consultant retained directly by the Committee, in its sole discretion

✓   Annually assess potential risks relating to our compensation policies and practices

What We Don’t Do

×   Incentivize participants to take excessive risks

×   Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts

×   Provide excessive perquisites

×   Provide excise tax gross-ups upon termination with a change in control

×   Allow for repricing of stock options without stockholder approval

×   Provide “single-trigger” change-of-control cash payments or “single-trigger” change-of-control equity acceleration

2019 Compensation Program Overview

We provide a market-competitive mix of base salary, cash incentives and equity incentives with a pay for performance focus to align compensation with results for our stockholders. We review target total pay relative to market median and determine individual pay based on experience and performance and special circumstances as appropriate. The following table describes our 2019 pay program, including the purpose of each element.

ELEMENT	PURPOSE	DESCRIPTION	2019 OUTCOMES
BASE SALARY	Provides competitive level of fixed pay to attract, motivate and retain highly-qualified executives		No CEO base salary increase for 2019. Other NEOs received cost of living increases
SHORT-TERM INCENTIVES	Motivates and rewards executives for achievement of key financial results and strategic accomplishments that drive stockholder value	Short-term incentives based on performance against established targets for net revenue, adjusted EBITDA, and strategic metrics	2019 metrics were not fully met, resulting in an average payout of 72% of target to NEOs
LONG-TERM INCENTIVES

Provides alignment with stockholders (through PSUs, stock options and RSUs)

Focuses executives on achieving TSR performance that exceeds comparable market firms (through PSUs)

Encourages direct appreciation in the share price (through PSUs, stock options, and RSUs)

Enables a baseline level of retention (mainly through RSUs, which are subject to time-based vesting)

Granted PSUs (40% weighting), options, and RSUs (30% weighting each) that vest over three years. PSUs measure 3-year TSR versus the S&P 1500 Packaged Foods and Meats constituent companies

2019 TSR was 33%, well ahead of the median of the Company’s peers; however, the period of measurement for this component will not be finalized until the full performance period is completed (12/31/2021).

The NEO stock option grants in 2019 were granted with an exercise price of $11.35 per share.

RETIREMENT PROGRAMS	Aligns with market-prevalent retirement programs Focuses executives on accumulating savings	401(k) program with Company match for eligible employees

Peer Group and Benchmarking

For 2019 benchmarking, we established a peer group of firms in similar business sectors, notably packaged foods and beverages. The peers are reviewed and selected annually by the Committee based on a number of factors. As a firm with historically strong profit margins relative to others in the sector, we focused on adjusted EBITDA as the primary selection criteria, though we also considered factors such as revenue, assets, and market capitalization as additional considerations in selecting peer firms. Our 2019 peer group is comprised of the 11 companies listed below. Blue Buffalo Pet Products was removed from the peer group in 2019 due to its acquisition in 2018, and Pinnacle Foods, Inc. has been dropped for 2020 due to its acquisition. The Hain Celestial Group, Inc. and The Simply Good Foods Company were added for 2019 based on industry and financial profile comparability. The pay levels and award practices of these firms were considered as inputs when establishing compensation programs for our NEOs in 2019.

B&G Foods Inc.

Farmer Bros. Co.

Flowers Foods Inc.

The Hain Celestial Group, Inc.

J&J Snack Foods Corp.

Lancaster Colony Corp.

National Beverage Corp.

Pinnacle Foods Inc.

John B Sanfilippo & Son, Inc.

The Simply Good Foods Company

Tootsie Roll Industries Inc.

For 2020 benchmarking, we have continued to assess market peers and consider whether further revisions to the peer group are appropriate. As noted above, Pinnacle Foods was dropped from the peer group as it was previously acquired. In evaluating potential peer candidates, we focused on companies with comparable financial profiles, with a preference for packaged food firms with strong brands. Accordingly, we elected to add Cal-Maine Foods, Calavo Growers and The Boston Beer Company for 2020.

Base Salary

We target market median base salary positioning. However, additional factors such as prior compensation levels, contributions to Company results, specific competitive needs and experience may also be considered in establishing salary levels. For 2019, the Committee maintained the CEO salary with no increase, and made only cost of living and other limited adjustments to the salaries of other NEOs as reflected in the table below:

Named Executive Officer	2019 Base Salary (1)	2018 Base Salary	% Change
Andrew P. Callahan	$825,000	$825,000	0%
Thomas A. Peterson	$382,500	$375,000	2%
Andrew W. Jacobs	$444,338	$435,625	2%
Michael J. Cramer	$367,200	$360,000	2%
Jolyn J. Sebree	$369,000	$360,000	2.5%

(1)	Value represents annual base salary.

Short-Term Incentive Plan

We established the 2019 STI Plan (the “STI Plan”) with the intent to focus our senior leadership on driving business results that will lead to stockholder value creation. No incentive is payable in the event that threshold adjusted EBITDA performance levels are not achieved. We set goals across three key metrics which we believe support stockholder value growth. Metrics and weighting in the 2019 plan include:

Metric	Weighting	Considerations
Adjusted EBITDA	40%

•   Requires both topline growth as well as efficiency and cost control to deliver strong results

•   Is a strong driver of stockholder value creation in the packaged foods and beverages sector

•   Threshold Adjusted EBITDA performance level is required to fund any bonus across all three metrics

Net Revenue	40%	• Focuses the management team on delivering topline growth
Strategic Metrics	20%	• Provides a focus on key initiatives to position us for growth and stockholder value delivery

Upon attainment of threshold Adjusted EBITDA, which was achieved in 2019, we pay based on achievement of each individual metric. Target achievement for all three metrics would result in 100% of the target payout. For Adjusted EBITDA and Net Revenue, performance below 93% of the target achievement level represents 0% funding for that particular metric. At 93%, bonus payouts are 40% of target for the respective metric, with gradually increasing payouts for performance between threshold and the 100% target achievement and payout levels. For each percentage point of performance above the targeted achievement by metric, payouts would be 10% above the target level (i.e., maximum payouts on the Adjusted EBITDA and Net Revenue metrics are 200% for 110% of target goal achievement). The maximum potential bonus is 180% of target for maximum achievement on all three metrics as payouts on Strategic Metrics cannot exceed target.

Target bonus opportunities for the NEOs under the STI Plan were set in the first quarter of 2019 by the Committee based on comparisons to market practices and with consideration of factors such as experience, prior opportunity levels, and expected impact to the business. The target levels of performance were determined based on the Company’s Annual Operating Plan. For 2019, the NEOs maintained a consistent target bonus percentage opportunity relative to 2018, except that the target STI opportunity was increased for Ms. Sebree to reflect market competitive factors and the breadth of her impact on the organization. We believe that annual bonuses based on performance serve to align the interests of management and stockholders. 2019 Target STI Plan opportunities for our NEOs are detailed below:

		Base Salary	STI Target Opportunity
Name	Title		% of Salary	Value
Andrew P. Callahan	President and Chief Executive Officer	$825,000	110%	$907,500
Thomas A. Peterson	EVP, Chief Financial Officer	$382,500	75%	$286,875
Andrew W. Jacobs	EVP, Chief Operating Officer	$444,338	75%	$333,254
Michael J. Cramer	EVP, Chief Administrative Officer	$367,200	50%	$183,600
Jolyn J. Sebree	SVP, General Counsel	$369,000	60%	$221,400

2019 Financial Results and Funding.    As set out in the table below, 2019 financial performance resulted in below target payouts to NEOs under the STI Plan. The Company achieved the net revenue target, but adjusted EBITDA and strategic objectives were not fully achieved for the year, resulting in an average payout of 72% of target for the NEOs.

Determining Awards for Strategic Goal Achievement.    In 2019, strategic objectives were established to assess performance of our NEOs in various categories. The strategic goals assess measurable accomplishments that accelerate achievement of our long-term strategy. In determining individual payouts for the strategic goal achievement for our NEOs, the Committee considered the summaries of accomplishments for each individual, as well as the recommendations of the Company’s CEO (for others beside the CEO himself). For the CEO, the strategic goal portion was approved at 0%. For Mr. Peterson, Mr. Jacobs, Mr. Cramer, and Ms. Sebree, the strategic goal portion was approved at 0%, 50%, 50% and 50%, respectively.

Financial Performance Metric	Weight	Target Result (in millions)	Actual Result (in millions)	% of Metric Achieved by NEOs	Payout % Achieved by NEOs
2019 Net Revenue	40%	$905.6	$907.7	100.0%	40%
2019 Adjusted EBITDA	40%	$209.5	$204.7	65%	26%
2019 Strategic Metrics	20%	N/A		0-50%	0-10%
Total	100%				66-76	(1)%

(1)	The payout achieved by each NEO varied depending upon the achievement of the strategic metrics applicable to each NEO. The average total payout achieved by our NEOs was 72%.

Long-Term Incentives (LTI)

We grant equity-based awards to our NEOs and key employees under the Hostess Brands, Inc. 2016 Equity Incentive Plan (“LTI Plan”) to further align the interests of eligible participants with those of our stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and our Class A common stock. The LTI Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the LTI Plan.

2017 LTI Grant Overview: In order to provide the management team with a meaningful incentive to grow the business and create stockholder value, we elected to provide a multi-year grant in the first quarter of 2017, including approximately 34% of the targeted grant value in performance stock units (PSUs), 18% in stock options, and 48% in restricted stock units (RSUs), as the management team had no unvested equity holdings upon consummation of the Business Combination in November 2016. The 2017 PSUs measured multi-year adjusted EBITDA performance (see illustration below for a design overview) and completed their performance cycle as of the end of 2019.

2017 PSU Design Overview*

Metric	2017 Adjusted EBITDA	2018 Adjusted EBITDA	2019 Adjusted EBITDA
Weighting	33.3%	33.3%	33.3%
Funding (% of Target)	57%	0%	0%

*	Granted to NEOs other than Mr. Callahan

Based on the final adjusted EBITDA results, the 2017 PSU grants achieved 57% funding for 2017 and were below threshold in each of 2018 and 2019. Based on equal weighting per year, the overall payout was approximately 19% of target for these awards. The NEO stock option grants in March 2017 were granted at an exercise price of $15.78 per share.

2018 LTI Grant Overview: Consistent with the intent of the 2017 multi-year award, we did not grant any additional 2018 equity awards to the NEOs who received a 2017 multi-year grant. The only new 2018 grant to a current NEO was to Mr. Callahan in connection with his hiring as President and Chief Executive Officer. In May 2018, we granted Mr. Callahan a sign-on equity award, including a grant mix of 1/3 each for PSUs, stock options, and RSUs. The most significant difference in such awards compared to the 2017 awards was to change the applicable metric for the PSUs to a relative TSR measurement against companies in the S&P 1500 Packaged Foods & Meats sector (consistent with the PSUs granted in 2019, as described below). Mr. Callahan’s PSU award is based on TSR achievement over two overlapping performance periods (with vesting of 50% of the award based on each performance period), the first is the two-year period beginning on May 7, 2018, and the second is the three-year period beginning on May 7, 2018. The minimum TSR rank of 35th percentile will result in a 50% payout, while a target TSR rank of 50th percentile will result in 100% payout and the maximum TSR rank of 75th percentile will result in 200% payout. Payouts are interpolated between the performance levels. The exercise price for the stock options granted to Mr. Callahan in 2018 was $13.99 per share.

2019 LTI Grant Overview: In 2019, Hostess shifted its LTI strategy away from the multi-year grant strategy used after the completion of the Business Combination and moved to an annual grant approach. This change was made to align with typical market practices and to provide an ongoing incentive and retention focus for Hostess’ management team. The primary focus of the new grant strategy is PSUs, where 40% of the target grant value is in a vehicle that measures Hostess 3-year relative TSR versus companies in the S&P 1500 Packaged Foods & Meats sector. These PSUs provide a direct focus on exceeding performance of a broader group of relevant competitors than our peer group. Consistent with Mr. Callahan’s 2018 PSU grant, the Committee believes that TSR is a better indicator of long-term performance and more closely aligns the interests of our NEOs with our stockholders than adjusted EBITDA, which is subject to fluctuations within the packaged foods sector and general economic conditions unrelated to our performance relative to our peers. The Committee believes that adjusted EBITDA remains an appropriate metric for the STI Plan because of its measurement of short-term performance.

2019 PSU Design Overview

Performance Periods
3-Year TSR	January 1, 2019 – December 31, 2021

The table below sets forth the applicable TSR targets and payout percentages for the 2019 PSU awards.

Minimum TSR Rank	Payout	Target TSR Rank	Payout	Maximum TSR Rank	Payout
35th percentile	0%	50th percentile	100%	75th Percentile	200%

A TSR ranking at or below the 35th percentile results in no payout and payouts are interpolated between the performance levels noted in the table above.

2019 RSU and Option Grants

In addition to PSUs, our NEOs received grants of stock options and RSUs in 2019, with each equal to 30% of the target award values. The Committee views stock options as performance-based as the Company must grow its absolute share price for the NEOs to realize any value from the awards. RSUs provide a performance incentive given that they are able to deliver more value with share price increases (and vice versa), though they vest with time over a 3-year period. Target share awards granted in 2019 to our NEOs and the intended fair value of such awards (assuming performance at target level) are detailed below. Note, these values differ from the Summary Compensation Table, where the disclosed values represent the grant date fair value and probability adjustment (for PSUs) under GAAP. The NEO stock option grants in 2019 were granted at an exercise price of $11.35 per share.

NEO	PSUs (1)	PSU Intended Value	Options	Option Intended Value	RSUs	RSU Intended Value	Total Shares	Total Value
Andrew P. Callahan	98,271	$1,080,000	218,704	$810,000	73,703	$810,000	390,678	$2,700,000
Thomas A. Peterson	36,397	$400,000	81,002	$300,000	27,298	$300,000	144,697	$1,000,000
Andrew W. Jacobs	47,316	$520,000	105,302	$390,000	35,487	$390,000	188,105	$1,300,000
Michael J. Cramer	10,919	$120,000	24,300	$90,000	8,189	$90,000	43,408	$300,000
Jolyn J. Sebree	14,559	$160,000	32,401	$120,000	10,919	$120,000	57,879	$400,000

(1)

Assumes target achievement. Depending upon actual performance for each year during the performance period, the NEO may receive amounts in excess of target value, up to a maximum of 200% of the target number of shares.

The awards described above include “double-trigger” vesting in the event of a change in control of the Company. Therefore, the awards will not vest upon a change in control, unless they are not assumed or substituted by a successor or acquirer. In the event of assumption or substitution, the awards will vest if, within 12 months following the change in control and prior to the applicable vesting date, the NEO’s employment is terminated by the Company and its subsidiaries without cause or the NEO terminates his employment for good reason. In the case of PSUs granted to Mr. Callahan in 2018, the PSUs for which performance criteria were satisfied and the target number of shares for each of the remaining performance years would vest, and in the case of all PSUs granted in 2019, the target number of shares subject to the award would vest. In addition, if an NEO’s employment is terminated by us for any reason other than for cause or by the NEO without good reason (in each case, as described under “Executive Compensation—Severance Arrangements”), the PSUs granted to such NEO will vest based on achievement of the performance criteria through the termination date, on a pro-rated basis.

Stock Ownership Guidelines

We adopted stock ownership guidelines (the “Stock Ownership Guidelines”) in 2017 to align the interests of executives with the interests of stockholders and promote our commitment to sound corporate governance. In 2019, Hostess reviewed its ownership guidelines relative to typical market practices and updated its guideline policies to increase the ownership levels for all NEOs by 1x salary.

Determination of Guidelines

The Stock Ownership Guidelines are determined as a multiple of an NEO’s base salary or a non-management director’s annual cash retainer and are then converted to a fixed number of shares. In calculating the applicable number of shares as of a given date, the stock price to be used shall be the average stock price over the twenty trading days prior to such date. The individual guidelines as updated in 2019 for each covered person listed below (“Covered Person”) are as follows:

•	Chief Executive Officer—6x annual base salary;

•	Other Executive Officers—2x annual base salary; and

•	Non-Management Directors—5x annual cash retainer fee.

Compliance with Guidelines

Covered Persons are required to achieve their Stock Ownership Guideline within five years of becoming subject to the Guidelines. If a Covered Person’s Stock Ownership Guideline increases because of a change in title or increase in salary, such Covered Person will have the longer of the initial five-year period or, in the case of a change in title, four years and, in the case of an increase in salary, one year, from the date of the change to meet the increased guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Stock Ownership Guidelines.

The Committee will review each Covered Person’s compliance (or progress towards compliance) with these Stock Ownership Guidelines annually. In its sole discretion, the Committee may impose such conditions, restrictions or limitations on any Covered Person as it determines to be necessary or appropriate in order to achieve compliance with these Stock Ownership Guidelines.

Prohibition on Hedging/Pledging of Our Securities

To further align their interests with those of our stockholders, our directors, our employees and others acting on our behalf may not engage in short sales of our securities and may not buy or sell puts, calls or other derivative securities or otherwise engage in hedging transactions with respect to our securities. They also may not hold our securities in a margin account or, without the prior written consent of our Board of Directors or the Audit Committee, otherwise pledge our securities as collateral for any loan.

Risk Assessment

We and the Committee have reviewed our compensation programs and have found that neither we nor the Committee believes that the programs create an incentive to take risks that would be materially adverse to stockholders.

Clawback

We will recoup all incentive-based compensation (including cash and equity compensation) to the extent required under the Dodd-Frank Act and any rules, regulations and listing standards issued under that act, when effective, or the LTI Plan or any other plan or policy we may adopt.

Retirement and Employee Benefit Plans

NEOs are entitled to the same benefits generally available to all full-time employees, including the 401(k) plan and health care, life insurance and other welfare benefit programs. In designing these benefits, we seek to provide an overall level of benefits that is competitive with those offered by similar companies in the markets in which we operate. We believe that these employee benefits are necessary to enable us to compete more successfully for qualified executive talent.

Impact of Accounting

As a general matter, the Committee takes into account the various accounting implications of the compensation vehicles we employ. When determining amounts of long-term incentive grants to NEOs and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued determined in accordance with FASB ASC Topic 718. For RSUs and PSUs, the expense is generally based on the fair value of the underlying stock on the date of grant multiplied by the number of units granted amortized over the vesting period. In addition, PSUs with EBITDA-based performance measures are evaluated quarterly against the respective benchmark and the amount expensed is adjusted as necessary. For stock options, the expense is generally based on the fair value of the option on the date of grant multiplied by the number of options granted amortized over the vesting period.

Role of the Committee and the Chief Executive Officer

The Committee is composed solely of independent members of our Board of Directors. The Committee reviews and approves the base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans of our NEOs. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of our NEOs’ compensation, in part by reviewing compensation data from comparable companies and from relevant other industry sources.

Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other NEOs are made by the Committee after considering recommendations from the Chief Executive Officer as appropriate, as well as input from the Committee’s independent compensation consultant. Our Chief Executive Officer, and, as appropriate, General Counsel, Chief Administrative Officer, and Chief Human Resources Officer may attend the portion of the Committee’s meetings where the individual performance of each NEO is discussed. Only Committee members may vote on compensation decisions regarding the NEOs.

The Committee meets in executive session at most meetings, with its independent compensation consultant in attendance as appropriate.

Role of Independent Compensation Consultant

The Committee has retained Mercer as its independent compensation consultant to advise on the compensation for our NEOs in 2019. The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. During 2019, as part of its engagement with the Committee, the independent compensation consultant:

•	advised on the selection of a peer group of companies for NEO compensation comparison purposes;

•	provided guidance on industry best practices and emerging trends and developments in NEO compensation;

•	analyzed peer company proxy and other survey data as appropriate; and

•

advised on determining the total compensation of each of our NEOs and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) the structure and target amount of long-term incentive awards.

The Committee retained its independent compensation consultant directly, although in carrying out assignments, the consultant also interacted with our management to the extent necessary and appropriate. Based on a review of the SEC’s six factor assessment of compensation consultant independence, the Committee does not believe the independent compensation consultants’ work has raised any conflict of interest. The Committee has the sole authority to select, retain, and terminate the independent compensation consultants.

COMPENSATION COMMITTEE REPORT

Our Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the Committee recommended to our Board of Directors, and our Board of Directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Laurence Bodner, Chairperson

Gretchen R. Crist

Ioannis Skoufalos

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2019, our Talent and Compensation Committee was comprised of Laurence Bodner, Gretchen R. Crist and Neil P. DeFeo. Ioannis Skoufalos became a member of our Talent and Compensation Committee on February 6, 2020. None of the individuals who served on the Talent and Compensation Committee during 2019 or who currently serve on such committee had or have any contractual or other relationships with us except as directors, nor have any of these individuals ever been an officer or employee of our Company.

None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Talent and Compensation Committee.

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation of our NEOs for 2019, 2018 and 2017.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Andrew P. Callahan President & CEO (7)	2019	$825,000	$-	$2,267,355	$800,457	$598,950	$38,938	$4,530,700
	2018	507,692	297,113	2,024,346	928,539	-	31,326	3,789,016
Thomas A. Peterson EVP, CFO & Treasurer (8)	2019	379,039	-	839,773	296,467	189,338	10,220	1,714,837
	2018	351,923	-	-	-	-	10,070	361,993
	2017	309,827	-	1,816,404	485,085	129,188	9,770	2,750,274
Andrew W. Jacobs EVP, COO	2019	440,317	-	1,091,698	385,405	253,273	10,556	2,181,249
	2018	430,721	-	-	-	-	10,256	440,977
	2017	371,499	-	1,665,473	1,081,895	168,938	23,205	3,311,010
Michael J. Cramer EVP, CAO & Asst. Secretary	2019	363,877	-	251,926	88,938	139,536	12,640	856,917
	2018	348,177	-	-	-	-	12,490	360,667
	2017	330,618	-	947,636	242,530	88,611	13,653	1,623,048
Jolyn J. Sebree SVP, GC & Secretary	2019	364,846	-	335,910	118,588	168,264	10,070	997,678
	2018	346,345	-	-	-	-	10,070	356,415
	2017	325,972	-	605,920	154,340	87,560	9,770	1,183,562

(1)	Reflects total cash salary paid to each NEO.

(2)	For Mr. Callahan, reflects his guaranteed bonus for 2018 pursuant to the Callahan Employment Agreement described below.

(3)

For 2017, reflects the grant date fair value of RSUs awarded to each of our NEOs (other than Mr. Callahan), in each case granted on March 23, 2017. For Mr. Jacobs, also reflects the grant date fair value of RSUs granted on December 7, 2017, in connection with his promotion to Executive Vice President and Chief Operating Officer. Also reflects shares underlying PSUs awarded to the NEOs (other than Mr. Callahan) based upon the Company’s determination of the probable outcome of the Company’s satisfaction of the performance conditions as of the grant date. The grant date fair value of each RSU or PSU granted during the year was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in “Note 3—Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The value of such PSUs as of the grant date (March 23, 2017 for all PSUs except certain of Mr. Jacobs’ PSUs granted in connection with his promotion to Executive Vice President and Chief Commercial Officer, in which case the grant date was June 5, 2017), assuming the achievement of the performance conditions at the maximum level for each year during the three-year performance period is as follows:

NEO	Maximum Value
Thomas A. Peterson	$2,379,865
Andrew W. Jacobs	2,500,014
Michael J. Cramer	1,189,879
Jolyn J. Sebree	757,215

For 2018, reflects the grant date fair value of shares underlying RSUs and PSUs awarded to Mr. Callahan on August 1, 2018. The performance conditions applicable to the PSUs were based upon TSR goals, as described under “Compensation Discussion & Analysis” above.

The value of the shares underlying PSUs awarded to Mr. Callahan is based upon the Company’s determination of the probable outcome of the Company’s satisfaction of the performance conditions as of the grant date. The grant date fair value of each RSU or PSU was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in “Note 3—Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The value of the PSUs awarded to Mr. Callahan as of August 1, 2018, the grant date thereof, assuming the achievement of the performance conditions at the maximum level for the performance periods is $1,857,089.

For 2019, reflects the grant date fair value of RSUs awarded to each of our NEOs, in each case granted on January 11, 2019. Also reflects shares underlying PSUs awarded to the NEOs based upon the Company’s determination of the probable outcome of the Company’s satisfaction of the performance conditions as of the grant date. The grant date fair value of each RSU or PSU granted during the year was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in “Note 4—Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The value of such PSUs as of the grant date (January 11, 2019), assuming the achievement of the performance conditions at the maximum level for the three-year performance period is as follows:

NEO	Maximum Value
Andrew P. Callahan	$2,230,752
Thomas A. Peterson	826,212
Andrew W. Jacobs	1,074,073
Michael J. Cramer	247,861
Jolyn J. Sebree	330,489

(4)

For 2017, reflects the grant date fair value of stock options awarded to each of our NEOs (other than Mr. Callahan) granted on March 23, 2017. For Mr. Jacobs, also reflects the grant date fair value of stock options granted on June 5, 2017, in connection with his promotion to Executive Vice President and Chief Commercial Officer and the grant date fair value of stock options granted on December 7, 2017, in connection with his promotion to Executive Vice President and Chief Operating Officer. The grant date fair value of each stock option granted during the year was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in “Note 3 – Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

For 2018, reflects the grant date fair value of stock options awarded to Mr. Callahan on August 1, 2018. The grant date fair value of such stock options was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such valuation are described in “Note 3 – Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

For 2019, reflects the grant date fair value of stock options awarded to each of our NEOs on January 11, 2019. The grant date fair value of such stock options was computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such valuation are described in “Note 4 – Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(5)	All such amounts were paid pursuant to the terms of the STI Plan.

(6)

All Other Compensation is comprised of the following (as applicable): taxable expenses related to short-term commuting, matching contributions under the Company’s 401(k) plan, which is a tax-qualified defined contribution plan, life insurance premiums, cell phone allowance and incentive payments to encourage our NEOs to undergo annual physical examinations. The following table summarizes “All Other Compensation” provided to the NEOs during the year ended December 31, 2019:

	Short-Term Commuting	401(k) Match	Life Insurance Premiums	Cell Phone Allowance	Physical Incentive Payment	Total
Andrew P. Callahan	$28,532	$8,400	$966	$1,040	$-	$38,938
Thomas A. Peterson	-	8,400	630	1,040	150	10,220
Andrew W. Jacobs	-	8,400	966	1,040	150	10,556
Michael J. Cramer	-	8,400	3,200	1,040	-	12,690
Jolyn J. Sebree	-	8,400	630	1,040	-	10,070

(7)	Mr. Callahan became our President and Chief Executive Officer on May 7, 2018.

(8)

On January 6, 2020, Mr. Peterson became our Executive Vice President, Strategy and M&A and ceased to serve as our Chief Financial Officer. Mr. Peterson resigned from the Company effective March 6, 2020.

The following table provides information regarding the cash bonus opportunity for each NEO under the 2019 STI Plan and equity grants under the LTI Plan made to any NEO during 2019 and does not reflect amounts actually paid.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date		Thres- hold ($)	Target ($)	Maximum ($)	Thre- shold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Andrew P. Callahan	2/20/19		363,000	907,500	1,633,500	—	—	—	—	—	—	—
	1/11/19	(2)	—	—	—	0	98,271	196,542	—	—	—	1,430,826
	1/11/19	(3)	—	—	—	—	—	—	73,703	—	—	836,529
	1/11/19	(4)	—	—	—	—	—	—	—	218,704	11.35	800,457
Thomas A. Peterson	2/20/19		114,750	286,875	516,375	—	—	—	—	—	—	—
	1/11/19	(2)	—	—	—	0	36,397	72,794	—	—	—	529,940
	1/11/19	(3)	—	—	—	—	—	—	27,298	—	—	309,832
	1/11/19	(4)	—	—	—	—	—	—	—	81,002	11.35	396,467
Andrew W. Jacobs	2/20/19		133,302	333,254	599,857	—	—	—	—	—	—	—
	1/11/19	(2)	—	—	—	0	47,316	94,632	—	—	—	688,921
	1/11/19	(3)	—	—	—	—	—	—	35,487	—	—	402,777
	1/11/19	(4)	—	—	—	—	—	—	—	105,302	11.35	385,405
Michael J. Cramer	2/20/19		73,440	183,600	330,480	—	—	—	—	—	—	—
	1/11/19	(2)	—	—	—	0	10,919	21,838	—	—	—	158,981
	1/11/19	(3)	—	—	—	—	—	—	8,189	—	—	92,945
	1/11/19	(4)	—	—	—	—	—	—	—	24,300	11.35	88,938
Jolyn J. Sebree	2/20/19		88,560	221,400	398,520	—	—	—	—	—	—	—
	1/11/19	(2)	—	—	—	0	14,559	29,118	—	—	—	211,979
	1/11/19	(3)	—	—	—	—	—	—	10,919	—	—	123,931
	1/11/19	(4)	—	—	—	—	—	—	—	32,401	11.35	118,588

(1)

Consists of the cash bonus opportunities for 2019 payable pursuant to the terms of the 2019 STI Plan. See “Compensation Discussion & Analysis” for a description of the 2019 STI Plan and “Summary Compensation Table” above.

(2)

Consists of an award of PSUs granted to each of our NEOs on January 11, 2019. The PSUs are subject to vesting on December 31, 2021, based on the Company’s TSR achievement for the performance period beginning on January 1, 2019 and ending on December 31, 2021, subject to the Committee’s certification following the performance period of the extent to which the performance goal has been satisfied, assuming continued employment through the vesting date. Such performance share units contain a performance threshold of a 35th percentile TSR ranking, a performance target of a 50th percentile TSR ranking and a maximum performance level of a 75th percentile TSR ranking. The number of shares for which the performance-based criteria applicable to such units would be achieved in connection with performance at a level between the 35th percentile and 50th percentile is determined by linear interpolation with performance at the 35th percentile resulting in zero shares earned and performance at the 50th percentile resulting in 100% of the target number of shares earned. The number of shares reported in the table above for performance at threshold, target and maximum levels assume achievement of the applicable performance goal at threshold, target and maximum levels, respectively, for the performance period. The grant date fair value reported above is based upon the Company’s determination of the probable outcome of the Company’s satisfaction of the performance conditions as of the grant date, computed in accordance with FASB ASC Topic 718.

(3)

Consists of an award of RSUs granted to each of our NEOs on January 11, 2019. The shares underlying such RSUs are scheduled to vest in equal or nearly equal installments on each of January 11, 2020, 2021 and 2022, in each case assuming continued employment through the applicable vesting date. The grant date fair value reported above is based upon the closing stock price on the date of grant ($11.35).

(4)

Consists of an award of stock options granted on January 11, 2019. Such options are subject to vesting in equal or nearly equal installments on each of January 11, 2020, 2021 and 2022, in each case assuming continued employment through the applicable vesting date. The grant date fair value reported above is based upon an option pricing model using various inputs as disclosed in our Form 10-K in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)

Andrew P. Callahan President & CEO	51,952	155,856	(2)	-	13.99	07/31/2028	-		-	-		-
	-	218,704	(3)	-	11.35	01/10/2029	-		-	-		-
	-	-		-	-	-	44,248	(4)	643,366	-		-
	-	-		-	-	-	73,703	(5)	1,071,642	-		-
	-	-		-	-	-	-		-	33,186	(6)	482,524
	-	-		-	-	-	-		-		(7)		(7)

Thomas A. Peterson EVP, CFO	72,185	24,062	(8)	-	15.78	03/22/2027	-		-	-		-
	-	81,002	(3)	-	11.35	01/10/2029	-		-	-		-
	-	-		-	-	-	27,298	(5)	396,913	-		-
	-	-		-	-	-	-		-		(7)		(7)

Andrew W. Jacobs EVP, COO	59,061	19,688	(8)	-	15.78	03/22/2027	-		-	-		-
	60,000	60,000	(9)	-	16.38	06/04/2027	-		-	-		-
	10,000	10,000	(10)	-	13.95	12/06/2027	-		-	-		-
	-	105,302	(3)	-	11.35	01/10/2029	-		-	-		-
	-	-		-	-	-	1,667	(11)	24,238	-		-
	-	-		-	-	-	35,487	(5)	515,981	-		-
	-	-		-	-	-	-		-		(7)		(7)

Michael J. Cramer EVP, CAO & Asst. Secretary	36,090	12,031	(8)	-	15.78	03/22/2027	-		-	-		-
	-	24,300	(3)	-	11.35	01/10/2029	-		-	-		-
	-	-		-	-	-	8,189	(5)	119,068	-		-
	-	-		-	-	-	-		-		(7)		(7)

Jolyn J. Sebree SVP, GC & Secretary	22,967	7,656	(8)	-	15.78	03/22/2017	-		-	-		-
	-	32,401	(3)	-	11.35	01/10/2029	-		-	-		-
	-	-		-	-	-	10,919	(5)	158,762	-		-
	-	-		-	-	-	-		-		(7)		(7)

(1)	Market value was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on December 31, 2019.

(2)

Consists of stock option awards awarded on August 1, 2018 in connection with Mr. Callahan’s employment. Such options are subject to vesting in equal or nearly equal installments on each of May 7, 2019, 2020, 2021 and 2022, assuming continued employment through the applicable vesting date.

(3)

Consists of stock option awards awarded to each of our NEOs on January 11, 2019. Such options are subject to vesting in equal or nearly equal installments on each of January 11, 2020, 2021 and 2022, assuming continued employment through the applicable vesting date.

(4)

Consists of a grant of RSUs awarded on August 1, 2018 in connection with Mr. Callahan’s employment. The shares underlying such RSUs are subject to vesting in equal or nearly equal installments on each of May 7, 2019, 2020 and 2021, assuming continued employment through the applicable vesting date.

(5)

Consists of a grant of RSUs awarded to each of our NEOs on January 11, 2019. The shares underlying such RSUs are subject to vesting in equal or nearly equal installments on each of January 11, 2020, 2021 and 2022, assuming continued employment through the applicable vesting date.

(6)

Consists of a portion of performance share units awarded on August 1, 2018 in connection with the hiring of Mr. Callahan. Performance is based on TSR achievement over two overlapping performance periods, the first is the two-year period beginning on May 7, 2018 and the second is the three-year period beginning on May 7, 2018. The portion reported in the table above assumes performance at threshold level.

(7)

The PSUs awarded to each of our NEOs on January 11, 2019 measure performance based upon TSR achievement for the performance period beginning on January 1, 2019 and ending on December 31, 2021. Such performance share units contain a performance threshold of a 35th percentile TSR ranking, a performance target of a 50th percentile TSR ranking and a maximum performance level of a 75th percentile TSR ranking. The number of shares for which the performance-based criteria applicable to such units would be achieved in connection with performance at a level between the 35th percentile and 50th percentile is determined by linear interpolation with performance at the 35th percentile resulting in zero shares earned and performance at the 50th percentile resulting in 100% of the target number of shares earned. The number of shares that would be earned by each NEO if performance was achieved at the target level is as follows: for Mr. Callahan, 98,271, for Mr. Peterson, 36,397, for Mr. Jacobs, 47,316, for Mr. Cramer, 10,919 and for Ms. Sebree, 14,559.

(8)

Consists of the unvested portion of stock options awarded to each of our NEOs, except Mr. Callahan, on March 23, 2017. Such options are subject to vesting in equal or nearly equal installments on November 4 of each of 2017, 2018, 2019 and 2020, assuming continued employment through the applicable vesting date.

(9)

Consists of stock options awarded on June 5, 2017 in connection with the promotion of Mr. Jacobs to Executive Vice President, Chief Commercial Officer. Such options are subject to vesting in equal or nearly equal installments on June 5 of each of 2018, 2019, 2020 and 2021, assuming continued employment through the applicable vesting date.

(10)

Consists of stock options awarded on December 7, 2017 in connection with the promotion of Mr. Jacobs to Executive Vice President, Chief Operating Officer. Such options are subject to vesting in equal or nearly equal installments on December 6 of each of 2018, 2019, 2020 and 2021, assuming continued employment through the applicable vesting date.

(11)

Consists of a grant of restricted stock units on December 7, 2017 in connection with the promotion of Mr. Jacobs to Executive Vice President, Chief Operating Officer. Such restricted stock units vest in equal or nearly equal installments on each of December 6, 2018, 2019, and 2020, assuming continued employment through the applicable vesting date.

Option Exercises And Stock Vested

None of the NEOs exercised any stock options during 2019. However, certain RSUs and PSUs vested on May 7, 2019, November 4, 2019, December 6, 2019 and December 31, 2019, as set forth in the table below.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Andrew P. Callahan (1)	22,124	$285,621
Thomas A. Peterson (2)	44,402	$591,771
Andrew W. Jacobs (2) (3)	41,604	$558,838
Michael J. Cramer (2)	23,034	$306,580
Jolyn J. Sebree (2)	14,719	$195,880

(1)

Includes the portion of shares underlying RSUs granted on August 1, 2018 and vesting on May 7, 2019. The market value as of May 7, 2019 was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $12.91 on such vesting date.

(2)

Includes the portion of shares underlying RSUs granted on March 23, 2017 and vesting on November 4, 2019. The market value as of November 4, 2019 was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $12.84 on such vesting date. Also includes the portion of shares underlying PSUs granted on March 23, 2017 for which the performance criteria were satisfied in 2017 and the vesting of which occurred on December 31, 2019. The market value as of December 31, 2019 was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on such vesting date.

(3)

Includes the portion of shares underlying RSUs granted on December 7, 2017 and vesting on December 6, 2019. The market value as of December 6, 2019 was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.09 on such vesting date. Also includes the portion of shares underlying PSUs granted on June 5, 2017 for which the performance criteria were satisfied in 2017 and the vesting of which occurred on December 31, 2019. The market value as of December 31, 2019 was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on such vesting date.

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our principal executive officer for 2019, the median of the total annual compensation of all employees other than our principal executive officer, as well as their ratio to each other (the “CEO Pay Ratio”). Total annual compensation for our principal executive officer, Andrew P. Callahan, and for the median of the total annual compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For 2019, these amounts were as follows:

•	Our principal executive officer’s total annual compensation: $4,530,700

•	Our median compensated employee’s total annual compensation: $52,734

•	CEO Pay Ratio: 85.9 to 1

In determining the median compensated employee, we chose December 31, 2019 as the determination date. As of this date, we had 2,031 employees, excluding Mr. Callahan and 8 individuals who were hired as of such date but who had not yet commenced employment and did not receive any compensation in 2019. We annualized compensation of employees who were not employed with us for the full year. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules, nor did we rely upon any material assumptions, adjustments or estimates.

The Company believes that the CEO Pay Ratio set forth above is a reasonable estimate for 2019, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s total annual compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments or estimates that reflect their compensation policies. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments or estimates in calculating their pay ratios.

Employment Agreements

We have entered into employment agreements or arrangements with Messrs. Callahan and Jacobs. All descriptions are summaries only.

Andrew P. Callahan

On April 12, 2018, we entered into an employment agreement with Mr. Callahan to serve as our President and Chief Executive Officer, beginning on May 7, 2018 (the “Employment Date”), which was amended as of August 1, 2018 (as amended, the “Callahan Employment Agreement”). The Callahan Employment Agreement has a term beginning on the Employment Date and continuing for three years. The term will automatically renew for consecutive one-year periods, unless Mr. Callahan’s employment is otherwise earlier terminated or the Company or Mr. Callahan provides notice of non-renewal at least 90 days prior to the applicable expiration date. We will pay Mr. Callahan an annual base salary of $825,000. In addition, Mr. Callahan will be eligible for annual cash bonuses, with an annual target bonus of 110% of his base salary. For any year after 2018, if Mr. Callahan is terminated without cause, resigns for good reason or experiences a change in control termination (in each case, as defined in the Callahan Employment Agreement), Mr. Callahan will be entitled to payment of a pro-rated bonus, based on the Company’s performance through the date of his termination of employment.

Under the Callahan Employment Agreement, Mr. Callahan received a sign-on equity grant of RSUs, non-qualified stock options and PSUs related to performance during the performance periods described below, with an aggregate grant date value of $2,700,000, subject to the terms and conditions of the Incentive Plan. Mr. Callahan’s RSUs will vest as to one-third of the award on each of the first three anniversaries of the Employment Date; non-qualified stock options will vest as to one-fourth of the award on each of the first four anniversaries of the Employment Date; and PSUs will vest as to one-half of the PSUs on May 7, 2020 based on performance during the two-year performance period beginning on May 7, 2018 and ending on May 7, 2020, and as to the remaining one-half on May 7, 2021 based on performance during the three-year performance period beginning on May 7, 2018 and ending on May 7, 2021, subject to the Committee’s certification of the performance goals and Mr. Callahan’s continued employment with the Company on the applicable PSU vesting date; provided that, if Mr. Callahan’s employment is terminated for any reason other than by the Company for cause or by Mr. Callahan without good reason, the PSUs will become vested based on achievement of the applicable performance goal through the termination date, and pro-rated for Mr. Callahan’s period of employment. Mr. Callahan is eligible to receive long-term incentive awards for each year after 2018 during the term under the LTI Plan on terms established by the Committee, with the target award or grant for years after 2018 expected to have a value of no less than the value of Mr. Callahan’s sign-on equity grant. Mr. Callahan’s sign-on equity grants, as well as subsequent equity grants and related grant agreements will incorporate the definitions of cause and good reason provided in the Callahan Employment Agreement, and will provide for full acceleration of vesting of equity in connection with a Change in Control Termination as that term is defined in the Executive Severance Plan, as in effect at the time of his termination of employment with the Company.

Under the terms of the Callahan Employment Agreement, Mr. Callahan will be eligible for reimbursement of reasonable commuting expenses through 2019 and reasonable relocation expenses.

Mr. Callahan will be entitled to severance and other benefits payable under the Executive Severance Plan (as defined below) if he experiences a qualifying termination or change in control termination, as applicable (in each case, as defined in the Executive Severance Plan, as modified by the Callahan Employment Agreement). The amount of Mr. Callahan’s severance payments and benefits is set forth in the Callahan Employment Agreement. See “Severance Arrangements” below.

The Callahan Employment Agreement also includes non-competition and non-solicitation restrictions which apply during the employment term and for a period of 18 months following termination of employment.

Andrew W. Jacobs

We entered into a letter of employment agreement with Mr. Jacobs on December 6, 2017 pursuant to which Mr. Jacobs was promoted to the role of Executive Vice President and Chief Operating Officer. Mr. Jacobs’ agreement provided for base salary of $425,000 with eligibility for annual increases and annual cash bonuses with a target amount equal to 75% of base salary. Mr. Jacobs’ agreement provided that in the event that Mr. Jacobs’ employment was terminated prior to December 6, 2019 and he became eligible to receive severance benefits under the Executive Severance Plan on account of such termination of employment, Mr. Jacobs would have received the greater of severance benefits provided under the Executive Severance Plan or continued payments of base salary until December 6, 2019, subject to the requirements for severance set forth in the Executive Severance Plan. The amount of any severance payments to Mr. Jacobs will now be determined exclusively with reference to the Executive Severance Plan.

Severance Arrangements

In September 2017, we adopted the HB Key Executive Severance Benefits Plan (the “Executive Severance Plan”) which provides market-aligned levels of employment protection to our executives, including our NEOs, and thereby enhances retention. The Executive Severance Plan is intended to constitute an unfunded welfare benefit plan that is established primarily for the purpose of providing certain severance benefits for eligible employees in the event of termination of employment under certain circumstances, as described below.

Severance benefits under the Executive Severance Plan for termination of a NEO’s employment by the Company and its subsidiaries are set forth in the table below based on the type of termination, either (1) a termination by the Company and its subsidiaries other than for cause or on account of disability (a “Qualifying Termination”) or (2) a termination by the Company and its subsidiaries other than for cause or on account of disability or by the NEO for good reason, in each case within 12 months following a change in control, or at the request of an acquirer or potential acquirer in connection with or prior to a change in control (a “Change in Control Termination”). Cash severance is paid in accordance with payroll practices over the applicable severance period indicated below.

Eligible Employee	Cash Severance Amount
	Qualifying Termination	Change in Control Termination
Chief Executive Officer (1)	18 Months Base Salary	18 Months Annual Compensation Amount (base and target bonus)
Other NEOs	12 Months Base Salary	12 Months Annual Compensation Amount (base and target bonus)

(1)	See below for a description of Mr. Callahan’s severance benefits as contained in the Callahan Employment Agreement.

In addition, if a NEO is eligible for cash severance under the Executive Severance Plan, the NEO is also entitled to receive certain outplacement benefits and employer-subsidized COBRA premiums until the earlier of the end of the severance period or the first day the NEO becomes eligible for comparable benefits under a plan of another employer.

In order to receive severance benefits under the Executive Severance Plan, a NEO must execute a release and is bound by non-competition and non-solicitation restrictions for 18 months, in the case of the Chief Executive Officer, and 12 months, in the case of the other NEOs.

Under the Executive Severance Plan, a “for cause” termination generally includes a termination on account of a NEO’s (i) neglect, failure or refusal, in any material respect, to attend to employment duties; (ii) failure to comply with employment terms in any material respect; (iii) failure to complete a performance improvement plan; (iv) failure to follow the established, reasonable and material policies, standards and regulations of the Company or its subsidiaries; (v) fraud, misappropriation of funds, or other willful engagement in misconduct; or (vi) conviction of or pleading guilty or nolo contendere to, any crime that constitutes a felony.

Under the Executive Severance Plan, termination for “good reason” generally includes termination on account of one of the following events without the NEO’s consent: (i) a material reduction in base salary or target bonus; (ii) a material reduction in authorities, duties or responsibilities (iii) relocation to an office location that is more than 50 miles from the NEO’s then-current office location and which materially increases the NEO’s commute or (iv) failure of a successor to assume the Executive Severance Plan for a period of at least 12 months following a change in control. A NEO may not terminate employment for good reason unless he or she delivers a notice based on the action or event forming the basis of such termination within 90 days after its occurrence, we fail to cure the circumstances within 30 days of receiving such notice and the NEO terminates employment within 60 days following our failure to cure.

Under the Executive Severance Plan, a “change in control” is defined by reference to the LTI Plan and generally means the occurrence of one or more of the following events: (a) any person or entity becoming the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of its directors, including by merger, consolidation or otherwise (subject to certain limited exceptions such as an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its subsidiaries); (b) during any 12-month period, the incumbent directors ceasing to constitute a majority of the directors then serving on the Company’s

Board of Directors; (c) consummation of a reorganization, recapitalization, merger or consolidation involving the Company (subject to certain limited exceptions); or (d) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company.

Callahan Severance Arrangements

Under the terms of the Callahan Employment Agreement, Mr. Callahan is entitled to receive the following upon termination of his employment:

(1)

In the event that Mr. Callahan’s employment with the Company is terminated for any reason, he is entitled to receive: (i) his base salary and unused vacation time up to and including the date of termination of employment, (ii) any unreimbursed expenses, and (iii) any vested accrued compensation, equity awards or benefits provided under the Company’s benefit plans upon or following a termination of employment (the “Accrued Obligations”).

(2)

Upon termination of Mr. Callahan’s employment without cause, on account of our delivery of notice of non-renewal, or for good reason (a “qualifying termination”), his cash severance amount will be 18 months of annual compensation (defined as annual base salary and target annual incentive cash bonus), and his severance period will be 18 months.

(3)

Upon termination of Mr. Callahan’s employment without cause or for good reason, in either case, within 12 months following a change in control, or at the request of an acquirer or potential acquirer in connection with or prior to a change in control (a “change in control termination”), Mr. Callahan’s cash severance amount will be 24 months of annual compensation and his severance period will be 24 months.

(4)

If Mr. Callahan’s employment with the Company terminates due to death or disability (as defined in the Executive Severance Plan), Mr. Callahan (or his estate or designated beneficiary) will receive the Accrued Obligations and severance under the Callahan Employment Agreement as if such death or disability is a qualifying termination or change in control termination, as applicable.

Any payment of severance to Mr. Callahan will be subject to his execution and delivery of our standard release agreement. If Mr. Callahan is eligible for severance, he is also entitled to receive certain outplacement benefits and employer-subsidized COBRA premiums until the earlier of the end of the severance period or the day he becomes eligible for comparable benefits under a plan of another employer.

For purposes of the Callahan Employment Agreement, cause generally includes Mr. Callahan’s (i) failure or refusal to perform his job functions, or to follow the lawful directives of the Company (other than by reason of a physical or mental impairment); (ii) commission of any felony or commission of a non-felony crime involving moral turpitude; (iii) embezzlement, misappropriation or fraud, whether or not related to employment with the Company; (iv) engagement in material dishonesty or misconduct which negatively reflects on the public reputation of the Company; (v) violation of any material written policy of the Company; (vi) breach of the restrictive covenants contained in any agreement with the Company; or (vii) material breach of the Callahan Employment Agreement or any other written agreement with the Company. In the case of prongs (i), (v) and (vii), Mr. Callahan is to be provided written notice and 30 days to cure the circumstances constituting cause, if reasonably capable of being cured.

For purposes of the Callahan Employment Agreement, change in control, disability and good reason have the meaning set forth in the Executive Severance Plan; however, good reason also includes requiring Mr. Callahan to move his principal residence to Kansas City and material breach by the Company of the Callahan Employment Agreement or any other material agreement between Mr. Callahan and the Company.

Potential Payments Upon Termination or Change in Control

The tables below reflect the amount of compensation to our NEOs in the event of termination of such NEO’s employment pursuant to the Executive Severance Plan or the respective NEO’s employment agreement or equity award agreements, in each case, assuming such termination occurred on December 31, 2019. The amount of compensation payable to each NEO upon termination by the Company and its subsidiaries reflected in the first table assumes a Qualifying Termination. No compensation is payable to the NEOs under the Executive Severance Plan upon termination by the Company and its subsidiaries for cause or disability or by the NEO without good reason. Under the Callahan Employment Agreement, the death, disability or non-renewal of the agreement by the Company constitutes a Qualifying Termination for purposes of cash severance.

Qualifying Termination without a Change in Control

NEO	Salary	Bonus		Health and Welfare Benefits (1)	Restricted Stock Units	Performance Share Units (2)	Total Compensation
Andrew P. Callahan	$1,237,500	$1,361,250	(3)	$30,122	--	$690,606	$3,319,478
Thomas A. Peterson	382,500	--		20,656	--	255,773	658,889
Andrew W. Jacobs	444,338	--		20,665	--	332,515	797,518
Michael J. Cramer	367,200	--		20,663	--	76,728	464,591
Jolyn J. Sebree	369,000	--		20,660	--	102,303	159,863

(1)	Reflects the estimated value of outplacement services and employer-subsidized COBRA premiums.

(2)

Reflects the vesting of a number of performance share units equal to the number of performance share units which would have vested as of the date of termination, assuming the performance period ended on such date, pro-rated to reflect the shortened performance period. Such performance share units also vest upon termination on account of disability. Based upon the Company’s relative TSR for 2019, the performance criteria for the performance share units granted to each of our NEOs in 2019 would have been achieved at 145% of target level. Based upon the Company’s relative TSR for the periods applicable to Mr. Callahan’s 2018 performance share unit award, no portion of such award would have been earned upon termination. Market value was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on December 31, 2019, the last trading day of the Company’s last completed year. In the case of Mr. Callahan, such vesting also occurs upon termination for good reason.

(3)	Consists of the bonus component of his cash severance payment upon a qualifying termination.

The amount of compensation payable to each NEO upon termination by the Company and its subsidiaries reflected in the next table assumes a Change in Control Termination. Under the Callahan Employment Agreement, his death or disability within 12 months following a change in control constitutes a Change in Control Termination for purposes of cash severance.

Change in Control Termination

	Salary (1)	Bonus (2)	Health and Welfare Benefits (3)	Restricted Stock Units (4)	Performance Share Units (5)	Stock Options (6)	Total Compensation
Andrew P. Callahan	$1,650,000	$1,815,000	$30,122	$1,715,008	$2,393,909	$783,387	$8,387,426
Thomas A. Peterson	382,500	286,875	20,656	396,913	529,212	258,396	1,874,552
Andrew W. Jacobs	444,338	333,254	20,665	540,219	687,975	341,813	2,368,264
Michael J. Cramer	367,200	183,600	20,663	119,068	158,762	77,517	926,810
Jolyn J. Sebree	369,000	221,400	20,660	158,762	211,688	103,359	1,084,869

(1)	Such amounts are also payable if termination occurs prior to a change in control, if such termination is at the request of an acquirer or potential acquirer.

(2)

Reflects each NEO’s target bonus. Under the Callahan Employment Agreement, upon a Change in Control Termination, Mr. Callahan is entitled to 24 months continued payment of his total cash “Annual Compensation Amount,” which includes base salary and bonus compensation and under the Executive Severance Plan, each other NEO is entitled to 12 months continued payment of his or her respective “Annual Compensation Amount.” Such amounts are also payable if termination occurs prior to a change in control, if such termination is at the request of an acquirer or potential acquirer.

(3)	Reflects the estimated value of outplacement services and employer-subsidized COBRA premiums.

(4)

Reflects the accelerated vesting of restricted stock units. Such restricted stock units would also vest upon termination on account of disability. Market value was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on December 31, 2019, the last trading day of the Company’s last completed fiscal year.

(5)

Reflects the accelerated vesting of performance share units based on their target value. Such performance share units would also vest upon termination on account of disability. Market value was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on December 31, 2019, the last trading day of the Company’s last completed fiscal year.

(6)

Reflects the accelerated vesting of in-the-money stock options. Such stock options would also vest upon termination on account of disability. Market value was calculated based upon the closing price of the Company’s shares of Class A common stock on NASDAQ of $14.54 on December 31, 2019, the last trading day of the Company’s last completed fiscal year, minus the option exercise price.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections and summarized below, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 28. We urge our stockholders to review the complete Executive Compensation section included in this proxy statement for more information.

Selected 2019 Business Highlights

In 2019, we focused on improving operational performance across our bakery network and improving financial performance for our core Hostess® branded products, as well as the Cloverhill® and Big Texas® branded products included in the Cloverhill Business. We continued to grow point of sale results ahead of the sweet baked goods category in 2019 and expanded our market share. In addition, in August 2019, we sold our in-store bakery business and in November 2019, we announced the planned acquisition of Voortman, which closed in January 2020. We believe these transactions position the Company with a stronger and more focused business profile that enhances the Company’s ability to deliver superior financial results. The addition of Voortman is expected to improve our long-term financial outlook, and our operational enhancements related to the Cloverhill Business are driving profitability improvements.

In addition, in 2019(1), the Company:

•	achieved net revenue growth of 6.7% to $907.7 million;

•	achieved adjusted EBITDA growth of 9.9% to $204.7 million;

•	transitioned to a new centralized distribution center in Edgerton, Kansas; and

•	advanced capabilities through the addition of key talent and enhanced tools and data analytics to improve performance.

Although the Company experienced a challenging 2018, management undertook several initiatives that positioned the Company for success in 2019. In 2019, we continued to build on our core competencies, which include enhancing our strong brands, delivering consumer-relevant innovation, and maintaining and growing collaborative customer partnerships. While 2019 results were negatively impacted by the temporary shutdown of certain production lines to perform maintenance and operating enhancements, the Company’s execution against the objectives of transforming the Cloverhill Business and taking pricing actions to partially offset the impact of inflationary pressures enabled the Company to deliver strong revenue and adjusted EBITDA in 2019.    While the Company’s 2019 results demonstrated significant improvements over 2018, these outcomes were below the performance goals set by the Board of Directors.

Executive Summary of 2019 Compensation

The STI plan measures a combination of revenue, adjusted EBITDA, and strategic measures (where funding is contingent upon achievement of a threshold level of adjusted EBITDA). With the strong growth

(1)

The presentation of financial results for the year ended December 31, 2019 includes certain non-GAAP financial measures and comparisons to the year ended December 31, 2018. For a complete presentation of our financial results for the years ended December 31, 2019 and 2018 and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures, please see the section titled “Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020.

achieved in 2019, the Company’s results exceeded funding threshold levels but did not fully meet the targeted operating plan results. As such, average bonus payments for our NEOs were 72% of target. We feel these results acknowledge the strength of the strategic and operational achievements for the year, while also reinforcing the high expectations in place to align performance incentives with the interests of our stockholders.

In 2019, the Company shifted its compensation program to provide annual equity grants to its named executive officers. The 2019 awards consisted primarily of PSUs (40% weighting by grant value) that measure Hostess’ 3-year relative TSR against companies in the S&P 1500 Packaged Foods & Meats sector. This index was selected to reflect the industry dynamics in which the Company operates and assesses the ability of the management team to deliver stockholder value at or above market levels in order to earn target or greater payouts. The NEOs also received RSUs and stock options weighted at 30% each of the target grant value that vest ratably on an annual basis over a 3-year period. These grants were intended to align the NEOs with stockholders and provide an incentive to grow the absolute stockholder price.

The Company’s overall philosophy is to have a pay for performance culture, and this is reflected in the target pay mix for our NEOs, as well as the structure of our incentive programs. For 2019, over 80% of the CEO’s target pay was at risk and over 60% required performance against explicit financial and stockholder objectives to achieve payouts. Actual payouts reflect strong rigor in setting performance expectations, where even the positive revenue and adjusted EBITDA growth in 2019 resulted in bonus payouts under target. Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2019, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

Vote Required

The say-on-pay proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

The say-on-pay vote is advisory, and therefore not binding on our Company, our Talent and Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Talent and Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Talent and Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, AS DESCRIBED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” AND “EXECUTIVE COMPENSATION” SECTIONS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and KPMG the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2019, 2018 and 2017 and the related notes.

The committee discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees, and other applicable regulations. This included a discussion of KPMG’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from KPMG, written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The committee and KPMG also discussed KPMG’s independence from management and our Company, including the matters covered by the written disclosures and letter provided by KPMG.

The committee discussed with KPMG the overall scope and plans for its audit. The committee meets with KPMG, with and without management present, to discuss the results of KPMG’s examinations, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee to our Board of Directors.

Craig D. Steeneck, Chairperson
Laurence Bodner
Jerry D. Kaminski

The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2020 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Prior to the Business Combination, KPMG served as the independent registered public accounting firm for Gores Holdings, Inc. In addition, Hostess Holdings engaged KPMG as its independent registered public accounting firm prior to the Business Combination. Accordingly, KPMG has provided auditing and accounting services to both Hostess Holdings and the Company for the periods prior to and following the Business Combination.

Aggregate fees billed to our Company for audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for 2019 and 2018 and other services rendered by KPMG LLP during 2019 and 2018 are as follows.

	December 31, 2019	December 31, 2018
Audit fees (1)	$ 1,944,807	$ 1,869,157
Audit-related fees (2)	750,000	21,050
Tax fees (3)	587,884	470,363

Total	$ 3,282,691	$ 2,360,570

(1)

Audit fees include (i) fees associated with the audits of the Company’s consolidated financial statements, including fees associated with the audit under Sarbanes-Oxley Section 404(b); (ii) reviews of the Company’s interim quarterly consolidated financial statements and (iii) comfort letters, consents and other items related to SEC matters.

(2)	Audit-related fees include consultation services and due diligence services provided in connection with the Voortman acquisition completed in January 2020 and other transactions.

(3)	Tax fees consist primarily of tax consultation services and tax compliance for the Company.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by KPMG described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Vote Required

Ratification of the appointment of KPMG to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2020 will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2019, and written representations that no other reports were required, we believe that, except for Mr. Lusk, each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our Class A common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2018. On January 23, 2020, Mr. Lusk filed an untimely Form 4 to report awards of restricted stock units and stock options granted on May 17, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, April 14, 2020, by the following:

•	each of our directors and named executive officers who were serving with the Company as of such date;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the record date, April 14, 2020. Shares of Class A common stock or Class B common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days, as well as shares of Class A common stock issuable upon exchange of shares of Class B common stock are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof. Accordingly, the percentage of class and percentage of total voting power of some beneficial owners may be lower than the percentage of class and percentage of total voting power of some other beneficial owners for whom a higher number of shares beneficially owned is reported. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 123,186,308 shares of Class A common stock and, with respect to Mr. Metropoulos and our directors and executive officers as a group, 7,440,587 Class B common stock, in each case outstanding as of April 14, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Hostess Brands, Inc., 7905 Quivira Road, Lenexa, Kansas 66215.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
NEOs and Directors:
C. Dean Metropoulos (1)	8,451,210	6.4%
Laurence Bodner (2)	33,693	*
Andrew P. Callahan (3)	227,708	*
Gretchen R. Crist (4)	15,042	*
Rachel P. Cullen	—	*
Jerry D. Kaminski (5)	23,693	*
Ioannis Skoufalos (6)	2,537	*
Craig D. Steeneck (7)	41,293	*
Michael J. Cramer (8)	99,350	*
Andrew W. Jacobs (9)	270,843	*
Thomas A. Peterson (10)	167,954	*
Jolyn J. Sebree (11)	57,795	*
All Directors and Executive Officers as a Group (17 persons) (12)	9,457,603	7.1%
5% Stockholders
River Road Asset Management LLC (13)	11,375,042	9.2%
The Vanguard Group (14)	10,821,803	8.8%
Champlain Investment Partners, LLC (15)	9,884,300	8.0%
BlackRock, Inc. (16)	9,871,858	8.0%
C. Dean Metropoulos (1)	8,451,210	6.4%
Victory Capital Management Inc. (17)	7,519,585	6.1%
Dimensional Fund Advisors LP (18)	7,425,967	6.0%
Platinum Equity, LLC (19)	6,525,864	5.2%

*	Less than 1% of the outstanding shares of common stock.

(1)

Based upon information contained in Amendment No. 6 to Schedule 13D filed by the beneficial owner with the SEC on January 28, 2020. Consists of (i) 3,539 fully vested RSUs representing the right to receive an equivalent number of shares of Class A common stock (“Deferred Stock”), (ii) 7,084 shares of Class A common stock underlying RSUs scheduled to vest on the date of the Annual Meeting, (iii) 1,000,000 shares of Class A common stock issuable upon exercise of 2,000,000 warrants; and (iv) 7,440,587 shares of Class B common stock (which may be exchanged for shares of Class A common stock) held by Hostess CDM Co-Invest, LLC, of which Mr. Metropoulos may be deemed to have beneficial ownership as a result of his control thereof.

(2)	Consists of (i) 10,000 shares of Class A common stock, (ii) 16,609 shares of Deferred Stock and (iii) 7,084 shares underlying RSUs scheduled to vest on the date of the Annual Meeting.

(3)	Consists of (i) 50,903 shares of Class A common stock and (ii) 176,805 options to purchase Class A common stock.

(4)	Consists of (i) 7,958 shares of Deferred Stock and (ii) 7,084 shares underlying RSUs scheduled to vest on the date of the Annual Meeting.

(5)	Consists of (i) 16,609 shares of Deferred Stock and (ii) 7,084 shares underlying RSUs scheduled to vest on the date of the Annual Meeting.

(6)	Consists of 2,537 shares underlying RSUs scheduled to vest on the date of the Annual Meeting.

(7)	Consists of (i) 17,600 shares of Class A common stock, (ii) 16,609 shares of Deferred Stock, and (iii) 7,084 shares underlying RSUs scheduled to vest on the date of the Annual Meeting.

(8)	Consists of (i) 52,160 shares of Class A common stock held directly, (ii) 3,000 shares of Class A common stock held in an IRA and (iii) 44,190 options to purchase Class A common stock.

(9)	Consists of (i) 76,682 shares of Class A common stock held directly and (ii) 194,161 options to purchase Class A common stock.

(10)	Consists of (i) 68,769 shares of Class A common stock and (ii) 99,185 options to purchase Class A common stock. Mr. Peterson resigned from the Company effective March 6, 2020.

(11)	Consists of (i) 24,028 shares of Class A common stock and (ii) 33,767 options to purchase Class A common stock.

(12)	Includes 66,485 shares beneficially owned by executive officers not individually listed in the table.

(13)

Based solely on the statement on Schedule 13G/A filed by the beneficial owner on January 14, 2020. Includes 11,375,042 shares of Class A common stock owned by funds advised by River Road Asset Management, LLC, including 11,375,042 shares of which the reporting person has the sole power to dispose or direct the disposition and 9,264,381 shares of which the reporting person has the sole power to vote or direct the voting. The business address of River Road Asset Management, LLC is 462 S. 4th Street, Suite 2000, Louisville, KY 40202.

(14)

Based solely upon the statement on Schedule 13G/A filed by the beneficial owner on February 12, 2020, The Vanguard Group, Inc. (“Vanguard”) has the sole power to dispose or direct the disposition of 10,690,905 shares. In addition, in the filing, Vanguard states that they may be deemed to be the indirect beneficial owner of (i) 100,956 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard and (ii) 48,241 shares owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

Based solely upon the statement on Schedule 13G/A filed by the beneficial owner on February 13, 2020. Includes 9,884,300 shares of Class A common stock owned by funds advised by Champlain Investment Partners, LLC, including 9,884,300 shares of which the reporting person has the sole power to dispose or direct the disposition and 7,275,050 shares of which the reporting person has the sole power to vote or direct the voting. The business address of Champlain Investment Partners, LLC is 180 Battery Street, Burlington, VT 05401.

(16)

Based solely upon the statement on Schedule 13G/A filed by the beneficial owner on February 5, 2020. Includes 9,421,531 shares of Class A common stock of which BlackRock, Inc. (“BlackRock”) has sole voting power and 9,871,858 shares of Class A common stock of which BlackRock has dispositive power and securities held or managed by the following subsidiaries of BlackRock: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(17)

Based solely upon the statement on Schedule 13G filed by the beneficial owner on January 31, 2020. Includes 7,591,585 shares of which the reporting person has the sole power to dispose or direct the disposition and 7,362,715 shares of which the reporting person has the sole power to vote or direct the voting. The business address of Victory Capital Management Inc. is 4900 Tiedeman Rd., 4th Floor, Brooklyn, OH 44144.

(18)

Based solely on the statement on Schedule 13G/A filed by the beneficial owner on February 5, 2020. Includes 7,425,967 shares of Class A common stock owned by funds advised by Dimensional Fund Advisors LP, including 6,402,025 shares of which the reporting person has the sole power to dispose or direct the disposition and 7,225,358 shares of which the reporting person has the sole power to vote or direct the voting. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(19)

Based upon a Statement on Schedule 13D/A filed on October 1, 2018. Consists of (i) 3,773,375 shares of Class A common stock owned by Platinum Equity, LLC (“Platinum”), and (ii) 2,752,489 shares of Class A common stock issuable upon exercise of 5,504,978 warrants owned by Platinum. Tom Gores is a managing member of Platinum and may be deemed to have beneficial ownership of the securities held by Platinum. The business address of Platinum is c/o Gores Sponsor LLC, 9800 Wilshire Blvd., Beverly Hills, CA 90212.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions during our last three fiscal years to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction:

Tax Receivable Agreement

We are party to a Tax Receivable Agreement (the “Tax Receivable Agreement”), entered into in connection with the Business Combination, that provides for the payment by us to the Legacy Hostess Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments that it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments that the Company makes under the Tax Receivable Agreement. It is expected that we will benefit from the remaining 15% cash savings, if any, in income tax that we realize.

On April 10, 2017, AP Hostess Holdings, LP (“AP Hostess LP”), one of the entities of the Apollo Funds, and the Metropoulos Entities entered into that certain Letter Agreement Regarding Tax Receivable Agreement (the “Letter Agreement”), pursuant to which AP Hostess LP assigned to the Metropoulos Entities a portion of its rights under the Tax Receivable Agreement.

On January 26, 2018, we entered into a Buyout and Amendment Agreement (the “Buyout Agreement”) with the Legacy Hostess Equityholders. The Buyout Agreement terminated all future payments payable to AP Hostess LP under the Tax Receivable Agreement in exchange for a payment of $34,000,000, which was made by the Company to AP Hostess LP on January 26, 2018. The Buyout Agreement does not affect the portion of the rights under the Tax Receivable Agreement assigned by AP Hostess LP to the Metropoulos Entities pursuant to the Letter Agreement. In addition, the Buyout Agreement provided that if the Company entered into a definitive agreement on or before January 26, 2019 and that agreement resulted in a change in control (as defined in the Tax Receivable Agreement), the Company would be required to make an additional payment of $10,000,000 to AP Hostess LP (the “COC Payment”). We did not enter into any such agreement and no COC Payment was due. Further, the Buyout Agreement amended the Tax Receivable Agreement such that AP Hostess LP is no longer a party to the Tax Receivable Agreement, except with respect to certain reporting and confidentiality obligations.

Exchange Agreement

We are party to an Exchange Agreement (the “Exchange Agreement”) which was entered into in connection with the Business Combination. Pursuant to the Exchange Agreement, the Metropoulos Entities and such other holders of Class B Units from time to time party thereto will be entitled to exchange Class B Units and surrender shares of the Company’s Class B common stock for cancellation, in exchange for, at the option of the Company, a number of shares of the Company’s Class A common stock or the cash equivalent of such shares.

Registration Rights Agreement

We are party to a Registration Rights Agreement (the “Registration Rights Agreement”) with Gores Sponsor LLC, the Legacy Hostess Equityholders, Mr. Metropoulos, Mr. Randall Bort, Mr. William Patton and Mr. Jeffery Rea (the “Restricted Stockholders”).

The Restricted Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, each Restricted Stockholder is entitled to participate in six demand registrations and will also have certain “piggyback” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions and expenses related to the sale of shares to fund the indemnification obligations of the Legacy Hostess Equityholders under the Master Transaction Agreement, dated as of July 5, 2016, by and among the Company and the other parties thereto.

We have agreed to indemnify each of the stockholders that is a party to the Registration Rights Agreement against certain liabilities in connection with a demand or piggyback registration of shares of Class  A common stock, including under the Securities Act.

Earn-Out Obligation

In connection with the Business Combination, we agreed to grant additional shares to the Metropoulos Entities contingent on the Company attaining certain EBITDA targets for the year ended December 31, 2017. In addition, we agreed to grant additional shares to Mr. Metropoulos as part of the Executive Chairman Agreement if certain EBITDA targets were met for the year ending December  31, 2018. We did not meet the EBITDA targets in either year, and no amounts were accrued.

Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify and advance expenses to our directors and executive officers to the fullest extent permitted by the DGCL. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into customary indemnification agreements with each of our directors and executive officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

There is no pending litigation or proceeding involving any of our directors or executive officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “Related Persons”. For the purposes of the policy, “Related Persons” will include our executive officers, vice presidents, directors and director nominees or their immediate family members, stockholders owning 5% or more of our outstanding common stock or any entity in which any of the foregoing persons is an employee, general partner, principal or holder of a 5% or more ownership interest.

Our related person transactions policy requires that all related person transactions must be reported in advance to our Audit Committee for review and approval. In reviewing any such related person transaction, the Audit Committee will consider all of the material facts of such transaction and whether the transaction is fair and reasonable to the Company including consideration of the following factors to the extent pertinent:

•	the position within or relationship of the Related Person with the Company;

•	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction. In approving or rejecting any related person transaction, the Audit Committee or the disinterested members of the Audit Committee, as applicable, is required to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2021 annual meeting of stockholders must be submitted to us no later than December 25, 2020.

In accordance with our current bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2020 but not submitted for inclusion in the proxy statement for our 2021 annual meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than February 4, 2021 and no later than March 6, 2021, unless we change the date of our 2021 annual meeting of stockholders more than 45 days before or after June 4, 2021, in which case stockholder proposals must be received by us not later than the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All stockholder proposals must include the specified information described in our bylaws and follow the procedures outlined in Rule 14a-8 under the Exchange Act.

Proposals and other items of business should be directed to the attention of the Secretary at our principal executive offices, 7905 Quivira Road, Lenexa, Kansas 66215.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: April 24, 2020

Annex A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HOSTESS BRANDS, INC.

June 4, 2020

Hostess Brands, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Hostess Brands, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 1, 2015 (the “Original Certificate”). A certificate of amendment to the Original Certificate was filed with the Secretary of State of the State of Delaware on June 11, 2015. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on August 13, 2015 (the “First Amended and Restated Certificate”). The Corporation filed another amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on November 6, 2016 (the “Second Amended and Restated Certificate”). Among other things, the Second Amended and Restated Certificate changed the Corporation’s name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.”

2. This Third Amended and Restated Certificate of Incorporation (this “Third Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Third Amended and Restated Certificate restates, integrates and amends the provisions of the Second Amended and Restated Certificate. Certain capitalized terms used in this Third Amended and Restated Certificate are defined where appropriate herein.

4. The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Hostess Brands, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 50,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Class F Common Stock. Upon the filing of the Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, each share of Class F Common Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate was automatically converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock was reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the

Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation).

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions; provided, however, that the holders of Class B Common Stock shall not be entitled to share in any such dividends or other distributions.

(d) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them; provided, however, that the holders of Class B Common Stock shall not be entitled to receive any portion of any such assets in respect of their shares of Class B Common Stock.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6 Class B Common Stock.

(a) Shares of Class B Common Stock may only be issued to and held by the CDM Holders (as defined in Section 10.3) and their respective Permitted Transferees (as defined in the LP Agreement) and any other transferee of Class B Units to the extent permitted by the LP Agreement (collectively, the “Permitted Holders”).

(b) At any time Hostess Holdings issues a Class B Unit to a Permitted Holder, the Corporation shall issue a share of Class B Common Stock to such Permitted Holder. Upon the conversion or cancellation of any Class B Units pursuant to the Exchange Agreement and the LP Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled for no consideration being paid or issued with respect thereto and without any action on the part of any person, including the Corporation, subject to the terms of the Exchange Agreement and LP Agreement. Any such cancelled shares of Class B Common Stock shall be deemed no longer outstanding, and all rights with respect to such shares shall automatically cease and terminate. Shares of Class B Common Stock may only be transferred to a person other than the Corporation or Hostess Holdings if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee in accordance with the LP Agreement. If Class B Units are being transferred to a Permitted Holder in accordance with the LP Agreement, an equal number of shares of Class B Common Stock must be simultaneously transferred to such transferee. The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding equals the number of Class B Units outstanding and held by the Permitted Holders. For the avoidance of doubt, nothing herein restricts the ability of the Permitted Holders from surrendering shares of Class B Common Stock to the Corporation or Hostess Holdings pursuant to the Exchange Agreement.

(c) The Corporation shall, and shall cause the General Partner and Hostess Holdings to, take all actions necessary so that, for as long as the Class B Common Stock is outstanding, the number of Class B Units outstanding equals the number of shares of Class B Common Stock outstanding. The Corporation shall take all such other actions as may be reasonably necessary or advisable to give effect to the intended substantive economic results of the provisions of this Third Amended and Restated Certificate, the Exchange Agreement and the LP Agreement.

(d) At any time when there are no longer any shares of Class B Common Stock outstanding, this Third Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.6 in its entirety.

(e) As used in this Third Amended and Restated Certificate, the term:

(i) “Class A Units” means the Class A Units of Hostess Holdings.

(ii) “Class B Units” means the Class B Units of Hostess Holdings.

(iii) “Exchange Agreement” means the Exchange Agreement, dated as of November 4, 2016, by and among the Corporation, Hostess Holdings, CDM Hostess Co-Invest, LLC and each of its series, CDM Hostess Class C, LLC and each of its series, and such other holders of Class B Units from time to time party thereto, as it may be amended from time to time in accordance with its terms.

(iv) “General Partner” means Hostess Holdings GP, LLC or any person who becomes an additional, successor or substitute general partner of Hostess Holdings pursuant to the LP Agreement.

(v) “Hostess Holdings” means Hostess Holdings, L.P., a Delaware limited liability company.

(vi) “LP Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of Hostess Holdings, dated as of November 4, 2016, as amended from time to time in accordance with its terms.

(vii) “Master Transaction Agreement” means the Master Transaction Agreement, dated as of July 5, 2016, by and among the Corporation, Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC and AP Hostess Holdings, L.P. in its capacity as Sellers’ Representative thereunder, as amended from time to time in accordance with its terms.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Third Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, with or without cause by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation).

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or Executive Chairman of the Board, as applicable, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

(a) The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b) Without limiting the foregoing, to the extent permitted by applicable law, each of the Sellers (as defined in the Master Transaction Agreement), their respective Affiliates (as defined in Article 10.3) (other than the Corporation and its subsidiaries) and, to the extent any Seller is a series limited liability company, any series thereof and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

(c) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “CDM Holders” means CDM Hostess Co-Invest, LLC and each of its series, CDM Hostess Class C, LLC and each of its series and C. Dean Metropoulos (at such time as he may hold shares of Class B Common Stock).

(e) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include (A) the Sponsor Holders or their transferees, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “Sponsor Holders” means (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates, (ii) the investment funds affiliated with Apollo Global Management and their respective successors and Affiliates and (iii) the CDM Holders and their respective successors and Affiliates.

(k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

IN WITNESS WHEREOF, Hostess Brands, Inc. has caused this Third Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

HOSTESS BRANDS, INC.

By:

Name:

Title:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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HOSTESS BRANDS, INC.

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INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
PROXY	Please mark your votes

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR”
THE THREE NOMINEES UNDER PROPOSAL 3, AND IF DE-CLASSIFICATION IS APPROVED, “FOR” THE
FIVE ADDITIONAL NOMINEES UNDER PROPOSAL 3, “FOR” PROPOSAL 4, AND “FOR” PROPOSAL 5.

like this

1.	Amendment to Second Amended and Restated Certificate of Incorporation to de-classify Board of Directors.	FOR	AGAINST	ABSTAIN	4.	2019 compensation paid to named executive officers (advisory).	FOR	AGAINST	ABSTAIN
2.	Amendment to Second Amended and Restated Certificate of Incorporation to eliminate supermajority requirement to approve certain amendments thereto.	FOR	AGAINST	ABSTAIN	5.	Ratification of KPMG LLP as independent registered public accounting firm.	FOR	AGAINST	ABSTAIN

3. Election of Directors (1) Andrew P. Callahan (2) Gretchen R. Crist (3) Ioannis Skoufalos	FOR all Nominees listed to the left	WITHOUT AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
Subject to the approval of Proposal 1 above

(4) Laurence Bodner (5) Rachel P. Cullen (6) Jerry D. Kaminski (7) C. Dean Metropoulos (8) Craig D. Steeneck	FOR all Nominees listed to the left	WITHOUT AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

                CONTROL NUMBER

Signature_________________________________________ Signature, if held jointly________________________________________ Date___________, 2020.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The 2020 Proxy Statement and the 2019 Annual Report to

Stockholders are available at:

https://www.cstproxy.com/hostessbrands/2020

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HOSTESS BRANDS, INC.

The undersigned appoints Andrew P. Callahan, Brian T. Purcell and Jolyn J. Sebree and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Hostess Brands, Inc. held of record by the undersigned at the close of business on April 14, 2020 at the Annual Meeting of Stockholders of Hostess Brands, Inc., to be held on June 4, 2020 at 10 a.m. local time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” THE THREE NOMINEES UNDER PROPOSAL 3, AND IF DE-CLASSIFICATION IS APPROVED, “FOR” THE FIVE ADDITIONAL NOMINEES UNDER PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(continued and to be marked, dated and signed, on the other side)